                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 17, 1996


                         HERITAGE MEDIA CORPORATION
            (Exact name of registrant as specified in its charter)


IOWA                          1-100155                      42-1299303
(State of                     (Commission File              (IRS employment
incorporation)                Number)                       identification no.)


                            ONE GALLERIA TOWER
                       13355 NOEL ROAD, SUITE 1500
                           DALLAS, TEXAS 75240
                 (Address of principal executive offices)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  214-702-7380

ITEM 5.  OTHER EVENTS.

   The registrant ("Heritage") has entered into an Agreement and Plan of Merger (the "Merger Agreement") with DIMAC Corporation ("DIMAC") pursuant to which Heritage has agreed to acquire DIMAC. DIMAC is the largest full service, vertically integrated direct marketing services company in the United States.

   Pursuant to the Merger Agreement, a wholly owned subsidiary of Heritage would merge (the "Merger") with and into DIMAC. Each outstanding share of DIMAC common stock would as a result of the Merger be converted into the right to receive $28 in cash. Notwithstanding the foregoing, however, Heritage may elect to pay up to $7 of the $28 merger price by issuing shares of its Class
A Common Stock.

   Consummation of the acquisition of DIMAC is subject to numerous conditions, including approval of the transaction by the DIMAC stockholders, and is anticipated to close during the first quarter of 1996.



   Set forth on pages 3 through 77 of this report are (i) consolidated financial statements of DIMAC at December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, accompanied by the report of Ernst & Young LLP thereon; (ii) unaudited consolidated financial statements of DIMAC at September 30, 1995, and for the nine months ended September 30, 1994 and 1995; (iii) audited combined financial statements of T.R. McClure and Company, Inc. and related companies at December 31, 1993 and 1994, and for each of the two years in the period ended December 31, 1994, accompanied by the report of La Vecchia & Zarro thereon and the unaudited financial statements of T.R. McClure and Company, Inc. and related companies at September 30, 1995 and for the nine-month periods ended September 30, 1994 and 1995; (iv) the audited financial statements of Palm Coast Data, Ltd. at December 31, 1993 and 1994, and for each of the two years in the period ended December 31, 1994, accompanied by the report of Deloitte & Touche LLP and the unaudited financial statements of Palm Coast Data, Ltd. for the four-month periods ended April 30, 1994 and 1995; (v) the audited financial statements of The Direct Marketing Group, Inc. at December 31, 1992 and 1993, and for each of the two years in the period ended December 31, 1993, accompanied by the report of Leslie Sufrin and Company, P.C.; and (vi) pro forma condensed combined financial information of Heritage and DIMAC as of September 30, 1995 and for the year ended December 31, 1994 and the nine months ended September 30, 1995.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

2.1 Agreement and Plan of Merger, dated as of October 23, 1995, by and among Heritage Media Corporation, Arch Acquisition Corp., and DIMAC Corporation (filed as Exhibit 2.1 to Form S-4, Reg. No. 33-64473, and incorporated herein by reference)

23.1  Consent of Ernst & Young LLP (previously filed).
23.2 Consent of Mortenson and Associates, P.C., formerly La Vecchia & Zarro (previously filed).
23.3  Consent of Deloitte & Touche LLP (previously filed).
23.4  Consent of Leslie Sufrin and Company, P.C. (previously filed).

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HERITAGE MEDIA CORPORATION





Date: January 17, 1996               By: /s/ James P. Lehr

                                         _______________________________
                                         James P. Lehr
                                         Vice President--Administration
                                         and Controller

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
DIMAC Corporation

    We have audited the accompanying consolidated balance sheets of DIMAC Corporation as of December 31, 1993 and 1994, and the related consolidated statements of income (loss), stockholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIMAC Corporation at December 31, 1993 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

St. Louis, Missouri
February 24, 1995

                               DIMAC CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1993       1994
                                                                                              ---------  ---------
Current assets:
  Cash and cash equivalents.................................................................  $   1,937  $  --
  Accounts receivable -- trade, net of allowance for doubtful accounts of $250 in 1993 and
   $346 in 1994.............................................................................     13,647     24,193
  Prepaid income taxes......................................................................      1,719     --
  Inventories:
    Raw materials...........................................................................        727      1,036
    Work-in-process.........................................................................      2,497      5,094
    Postage.................................................................................        849        705
  Deferred taxes............................................................................        192        166
  Other current assets......................................................................        596      1,164
                                                                                              ---------  ---------
      Total current assets..................................................................     22,164     32,358

Property, equipment and leasehold improvements:
  Land......................................................................................        100     --
  Machinery and equipment...................................................................      8,189     13,066
  Furniture and fixtures....................................................................      2,462      3,222
  Leasehold improvements....................................................................        611        935
  Data processing software..................................................................      3,135      3,520
                                                                                              ---------  ---------
                                                                                                 14,497     20,743
  Less accumulated depreciation.............................................................     (7,134)    (8,707)
                                                                                              ---------  ---------
                                                                                                  7,363     12,036
  Construction-in-process...................................................................        761        977
                                                                                              ---------  ---------
                                                                                                  8,124     13,013

Intangible assets:
  Goodwill..................................................................................      6,896     14,589
  Debt issuance costs.......................................................................      3,353      2,467
  Customer list.............................................................................      2,338      3,448
  Other intangibles.........................................................................        931      2,153
                                                                                              ---------  ---------
                                                                                                 13,518     22,657
  Less accumulated amortization.............................................................     (2,350)    (3,620)
                                                                                              ---------  ---------
                                                                                                 11,168     19,037
                                                                                              ---------  ---------
                                                                                              $  41,456  $  64,408
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                               DIMAC CORPORATION
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                                                 DECEMBER 31
                                                                                            ----------------------
                                                                                               1993        1994
                                                                                            ----------  ----------
Current liabilities:
  Cash management liability...............................................................  $   --      $    3,510
  Accounts payable........................................................................       5,973      11,433
  Advances from customers.................................................................       5,622       5,882
  Payable due to recapitalization.........................................................       2,614      --
  Accrued liabilities:
    Compensation..........................................................................       1,808       3,006
    Interest..............................................................................         920         602
    Other.................................................................................         991       1,003
  Income taxes payable....................................................................      --             460
  Current maturities of long-term debt....................................................          51         144
                                                                                            ----------  ----------
      Total current liabilities...........................................................      17,979      26,040

Long-term debt............................................................................      49,017      36,159
Deferred rent benefit.....................................................................       2,033       2,136
                                                                                            ----------  ----------
      Total liabilities...................................................................      69,029      64,335

Stockholders' equity (deficiency):
  Series preferred stock, $.01 par value; 10,000,000 shares authorized; none issued.......      --          --
  Common stock, $.01 par value; 20,000,000 shares authorized; issued 12,122,823 in 1993
   and 1994...............................................................................         121         121
  Additional paid-in capital..............................................................       9,802      19,182
  Retained earnings.......................................................................      13,813      13,641
                                                                                            ----------  ----------
                                                                                                23,736      32,944

  Treasury stock, at cost, common stock of 8,797,422 in 1993 and 5,631,418 in 1994........     (51,309)    (32,871)
                                                                                            ----------  ----------
      Total stockholders' equity (deficiency).............................................     (27,573)         73
                                                                                            ----------  ----------
                                                                                            $   41,456  $   64,408
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                               DIMAC CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                            YEARS ENDED
                                                                                            DECEMBER 31
                                                                                  --------------------------------
                                                                                    1992       1993        1994
                                                                                  ---------  ---------  ----------
Sales...........................................................................  $  57,810  $  63,800  $  100,012
Cost of sales...................................................................     36,550     41,899      67,249
                                                                                  ---------  ---------  ----------
Gross profit....................................................................     21,260     21,901      32,763

Operating expenses:
  Sales expenses................................................................      6,674      7,643      11,097
  General and administrative expenses...........................................      7,821      7,301      10,083
  Compensation element of recapitalization......................................     --          1,091      --
  Other general expenses........................................................        475        757         664
                                                                                  ---------  ---------  ----------
                                                                                     14,970     16,792      21,844
                                                                                  ---------  ---------  ----------
Income from operations..........................................................      6,290      5,109      10,919

Interest expense................................................................        781      1,417       6,069
                                                                                  ---------  ---------  ----------
Income before provision for income taxes and extraordinary item.................      5,509      3,692       4,850
Provision for income taxes......................................................      2,146      1,433       1,865
                                                                                  ---------  ---------  ----------
Income before extraordinary item................................................      3,363      2,259       2,985
Extraordinary item, net of tax benefit..........................................     --         --          (3,157)
                                                                                  ---------  ---------  ----------
Net income (loss)...............................................................  $   3,363  $   2,259  $     (172)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
Per share of common and common equivalent stock:
  Historical
    Income before extraordinary item............................................             $     .22  $      .64
    Extraordinary item, net of tax benefit......................................                --            (.68)
                                                                                             ---------  ----------
    Net income (loss)...........................................................             $     .22  $     (.04)
                                                                                             ---------  ----------
                                                                                             ---------  ----------

                            See accompanying notes.

                               DIMAC CORPORATION
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 YEARS ENDED DECEMBER 31, 1992, 1993, AND 1994
                             (DOLLARS IN THOUSANDS)

                                              NUMBER OF SHARES
                                            --------------------               ADDITIONAL
                                             COMMON    TREASURY     COMMON       PAID-IN     RETAINED     TREASURY
                                              STOCK      STOCK       STOCK       CAPITAL     EARNINGS       STOCK       TOTAL
                                            ---------  ---------  -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1991................  7,271,473   (130,063)  $      73    $   2,381    $   8,191    $     (53)  $  10,592
  Common stock issued for stock options
   exercised..............................     39,629     --          --               43       --           --              43
  Net income..............................     --         --          --           --            3,363       --           3,363
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
Balance as of December 31, 1992...........  7,311,102   (130,063)         73        2,424       11,554          (53)     13,998
  Common stock issued for stock options
   and warrants exercised.................  2,467,155     --              25          799       --           --             824
  Sale of common stock....................  1,948,273     --              19        9,958       --           --           9,977
  Issuance of common stock with debt......    396,293     --               4          996       --           --           1,000
  Retirement of stock options and
   warrants...............................     --         --          --           (5,496)      --           (6,202)    (11,698)
  Tax benefit from exercise and retirement
   of stock options.......................     --         --          --            1,873       --           --           1,873
  Purchase of common stock................     --      (8,667,359)     --            (752)      --          (45,054)    (45,806)
  Net income..............................     --         --          --           --            2,259       --           2,259
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
Balance as of December 31, 1993...........  12,122,823 (8,797,422)        121       9,802       13,813      (51,309)    (27,573)
  Stock award.............................     --         39,425      --              (24)      --              230         206
  Net proceeds from initial public
   offering...............................     --      3,131,459      --            9,404       --           18,257      27,661
  Purchase of common stock................     --         (4,880)     --           --           --              (49)        (49)
  Net loss................................     --         --          --           --             (172)      --            (172)
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
Balance as of December 31, 1994...........  12,122,823 (5,631,418)  $     121   $  19,182    $  13,641    $ (32,871)  $      73
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------

                            See accompanying notes.

                               DIMAC CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                       YEARS ENDED DECEMBER 31
                                                                                  ---------------------------------
                                                                                    1992        1993        1994
                                                                                  ---------  ----------  ----------
OPERATING ACTIVITIES
Net income (loss)...............................................................  $   3,363  $    2,259  $     (172)
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization expense.........................................      2,092       2,302       3,449
  Extraordinary item............................................................     --          --           3,157
  Deferred compensation.........................................................         62       1,091          58
  Other.........................................................................        424         190         192
  Changes in net assets and liabilities, net of acquisitions:
    Accounts receivable.........................................................       (806)     (3,709)     (9,071)
    Inventories.................................................................        429         (81)     (2,416)
    Other assets................................................................        434        (547)         89
    Accounts payable............................................................       (445)      3,362       7,536
    Advances from customers.....................................................     (4,130)      1,605         248
    Accrued liabilities and deferred compensation...............................       (343)        153        (207)
    Income taxes................................................................        457        (336)      3,518
                                                                                  ---------  ----------  ----------
                                                                                     (1,826)      4,030       6,553
                                                                                  ---------  ----------  ----------
Net cash provided by operating activities.......................................      1,537       6,289       6,381
INVESTING ACTIVITIES
Net assets of acquired business.................................................     --          --         (11,902)
Proceeds from sale of fixed assets..............................................         18      --              90
Other intangibles...............................................................     --          --            (770)
Purchase of property, equipment and leasehold improvements......................     (1,229)     (2,530)     (4,178)
                                                                                  ---------  ----------  ----------
Net cash used in investing activities...........................................     (1,211)     (2,530)    (16,760)
FINANCING ACTIVITIES
Payments of long-term debt......................................................     (7,370)     (6,766)       (186)
Payments under revolving credit agreements......................................     (6,229)     (3,200)    (50,385)
Borrowings under revolving credit agreements....................................      4,229       3,200      61,538
Debt issuance fees..............................................................       (105)     (3,353)     --
Payments for extinguishment of debt.............................................     --          --         (27,573)
Proceeds from note payable to bank..............................................      6,000      --          --
Net proceeds from issuance of common stock......................................         43      10,977      27,661
Proceeds from long-term debt....................................................     --          49,000      --
Exercise of stock options and warrants..........................................     --             824      --
Retirement of stock options and warrants........................................     --         (11,698)     --
Payable (payment) due to recapitalization.......................................     --           2,614      (2,614)
Purchase of common stock........................................................     --         (45,806)        (49)
                                                                                  ---------  ----------  ----------
Net cash provided by (used in) financing activities.............................     (3,432)     (4,208)      8,442
                                                                                  ---------  ----------  ----------
Net (decrease) increase in cash and cash equivalents............................     (3,106)       (449)     (1,937)
Cash and cash equivalents, beginning of period..................................      5,492       2,386       1,937
                                                                                  ---------  ----------  ----------
Cash and cash equivalents, end of period........................................  $   2,386  $    1,937  $   --
                                                                                  ---------  ----------  ----------
                                                                                  ---------  ----------  ----------

                            See accompanying notes.

                               DIMAC CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The   consolidated  financial  statements  include  the  accounts  of  DIMAC
Corporation (Company) and its wholly owned subsidiary DIMAC DIRECT Inc. whose operations are located in St. Louis, San Francisco, Los Angeles, New York and Boston. All significant intercompany balances and transactions have been eliminated.

    DIMAC Corporation has no operations of its own and was formed in 1987 solely for the purpose of holding the stock of DIMAC DIRECT Inc. At December 31, 1994, stockholders' equity (deficiency) of DIMAC DIRECT Inc. was $(28,396). The stockholders' deficiency was created by the payment of a dividend to the Company used for the purchase of Treasury shares in the recapitalization described in
Note 2.

    CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

    RECEIVABLES

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables.

    INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and include appropriate elements of material, labor and overhead.

    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life (which ranges from 5 to 11 years). Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    INTANGIBLES

    Intangibles such as customers lists and noncompete agreements are amortized over the estimated useful life of the asset or the contract term (which ranges from 3 to 11 years).

    The excess of the purchase price over the fair value of net assets acquired in certain acquisitions is allocated to goodwill and is being amortized on a straight-line basis over 40 years. The carrying value of goodwill is reviewed periodically by management to determine if the facts and circumstances indicate that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on undiscounted cash flows of the acquired entity over the remaining amortization period, the Company's goodwill will be reduced by the estimated shortfall of cash flows.

    Debt issuance costs are being amortized using the straight-line method over the term of the related debt agreement.

    REVENUE RECOGNITION

    The Company performs work in accordance with individual client projects. Revenue generally is recognized after all work on a project has been completed and the Company can reasonably determine the amount of income to be recognized.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPENSATORY STOCK OPTIONS

    Certain employees and nonemployee directors of the Company have been granted options to purchase shares of the Company's voting common stock. Differences between stock option exercise price and the estimated market value at the date of grant is considered unearned compensation and is amortized over the option vesting period of three years.

    FACILITY LEASE

    Initial rent concessions of $1,650 received in 1990 and rent payments, which are scheduled to increase periodically, are recognized as expense on a straight-line basis over the term of the lease.

    STOCK SPLIT

    In May 1994, the Board of Directors of the Company approved a stock split of the Company's common stock. The stock split was approximately three shares for each share of common stock outstanding immediately prior to the consummation of the Company's initial public offering. Common stock amounts presented herein have been restated to give effect to the split.

    INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

    EARNINGS PER SHARE

    Income before extraordinary item per share and net income per share are based on the weighted average number of shares of common and common equivalent shares outstanding during the periods. Earnings per share data has not been presented for 1992 as the capitalization before the recapitalization and initial public offering is not indicative of the current capitalization.

    RECLASSIFICATIONS

    Certain amounts for 1992 and 1993 were reclassified to conform with the 1994 presentation. Such reclassifications had no effect on net income.

2. DIMAC CORPORATION RECAPITALIZATION, DMG ACQUISITION, INITIAL PUBLIC OFFERING AND DEBT EXTINGUISHMENT
    Effective  November 5,  1993, certain  affiliates of  McCown De  Leeuw & Co.
(MDC) acquired beneficial ownership of approximately 64 percent of the outstanding common stock of DIMAC Corporation. The transaction consisted of (i) the purchase by MDC of 1,948,273 shares of DIMAC Corporation common stock from the corporation at an aggregate purchase price of $9,977 and the purchase of 175,719 shares of DIMAC Corporation common stock directly from certain stockholders at an aggregate purchase price of $900; (ii) the issuance by DIMAC DIRECT of $50,000 12 percent Senior Notes and by DIMAC Corporation of 396,293 shares of common stock (valued at $1,000); (iii) the purchase by DIMAC Corporation of 5,487,139 shares of its common stock from Golder Thoma Cressey Fund II (GTC) (a limited partnership which previously owned a 48 percent interest in DIMAC Corporation) and an additional 3,180,220 shares of common stock from certain members of management and certain other DIMAC Corporation stockholders for an aggregate purchase price of $45,806; (iv) the retirement by DIMAC Corporation of 1,066,944 warrants to purchase DIMAC Corporation common stock at an aggregate price of $5,496; and (v) the retirement by DIMAC Corporation of 1,196,556 options to purchase DIMAC Corporation common stock held by DIMAC management and directors at an aggregate price of $6,202.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. DIMAC CORPORATION RECAPITALIZATION, DMG ACQUISITION, INITIAL PUBLIC OFFERING AND DEBT EXTINGUISHMENT (CONTINUED)
    Nonrecurring compensation expense recorded as a result of the recapitalization was $1,091, which consists of $1,561 related to the exercise and retirement of stock options less the write-off of the net deferred compensation liability which existed at December 31, 1992. DIMAC Corporation realized a tax benefit of $2,435 associated with the exercise and retirement of stock options, of which $1,873 has been recorded as additional paid-in capital in stockholders' equity (deficiency).

    The effect of the transaction was that MDC replaced GTC as the majority stockholder (64 percent) of DIMAC Corporation, with the remaining interest consisting of management (24 percent) and various institutional interests (12 percent).


    Effective May 31, 1994, the Company acquired substantially all of the assets of The Direct Marketing Group, Inc. (DMG). DMG operates a creative and marketing agency in New York City and a production facility in Farmingdale, Long Island. The purchase price for the acquisition was $9,372 plus acquisition costs of $1,830, the assumption of certain specified liabilities of $3,860 and certain future contingent payment obligations based on the attainment by the newly formed DMG division of certain financial performance targets over the next three years. The acquisition has been accounted for under the purchase method of accounting and the results of operations for the seven months ended December 31, 1994 have been included in the Company's financial statements. Goodwill, resulting from the preliminary purchase price allocation, of $7,693 is being amortized on the straight-line method over 40 years. The contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

    On August 10, 1994, the Company completed an initial public offering of its common stock in which 3,407,035 shares of common stock including 277,405 shares by selling shareholders were registered at an initial price of $10.00 per share.

    On September 9, 1994, the Company used the net proceeds of the common stock offering to redeem $25,000 in aggregate principal amount of 12 percent Senior Notes. The debt extinguishment resulted in an extraordinary charge of $3,157 consisting of the 10 percent call premium on the $25,000 principal amount of Senior Notes of $2,500 plus the write-off of the unamortized debt issuance costs associated with the Senior Notes redeemed and the costs incurred in redeeming the Senior Notes of $2,116 less tax benefits of $1,459.

    The unaudited pro forma consolidated financial data presented below gives pro forma effect to the recapitalization, the DMG acquisition, the initial public offering and debt extinguishment as if such transactions had occurred as of January 1, 1993. The unaudited pro forma results have been prepared for comparative purposes only and do not necessarily reflect the results of operations of the Company that actually would have occurred had the recapitalization, the DMG acquisition, the initial public offering and debt extinguishment been consummated as of January 1, 1993, nor does the data give effect to any transactions other than the recapitalization, the DMG acquisition, the initial public offering and debt extinguishment.

                                                                                         PRO FORMA
                                                                                   ---------------------
                                                                                   YEARS ENDED DECEMBER
                                                                                            31
                                                                                   ---------------------
                                                                                     1993        1994
                                                                                   ---------  ----------
Net sales........................................................................  $  79,820  $  106,949
Net income.......................................................................      1,858       4,408
Net income per share.............................................................        .29         .68

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                        DECEMBER 31
                                                                                    --------------------
                                                                                      1993       1994
                                                                                    ---------  ---------
Notes payable:
  12% Series A notes..............................................................  $  50,000  $  --
  12% Series B notes..............................................................     --         25,000
  Note payable to Heller Financial................................................     --         11,203
Capital lease obligations.........................................................         51        542
                                                                                    ---------  ---------
                                                                                       50,051     36,745
Less:
  Current portion.................................................................         51        144
  Unamortized debt discount.......................................................        983        442
                                                                                    ---------  ---------
                                                                                    $  49,017  $  36,159
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    DIMAC DIRECT Inc. issued $50,000 of 12 percent Series A unregistered Senior Notes in conjunction with the recapitalization.

    On February 14, 1994, DIMAC DIRECT registered $50,000 of Series B Senior Notes, with no material alteration in terms, with the SEC to exchange for the existing Series A Notes. The exchange offer was completed by March 17, 1994. As stated in Note 2, the Company extinguished $25,000 of the Senior Notes in September 1994. In February 1995, the Company extinguished the remaining $25,000 of Senior Notes. See Note 11 for additional discussion.

    In November 1993, DIMAC DIRECT entered into a Credit Agreement (Revolver) with Heller Financial, Inc. The Revolver (as amended May 1994) provided a borrowing capacity of up to $15,000 until November 4, 1996 at which date all borrowings become due and payable. In February 1995, the Company extinguished the Revolver with proceeds from a new long-term debt agreement. See Note 11 for additional discussion.

    The Company made interest payments of $1,016, $461 and $6,059 for the years ended December 31, 1992, 1993 and 1994, respectively. The Company capitalized interest of $115 for the year ended December 31, 1994.

4.  INCOME TAXES
    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                           DECEMBER 31
                                                                                       --------------------
                                                                                         1993       1994
                                                                                       ---------  ---------
Deferred tax liabilities:
  Tax over book depreciation and amortization........................................  $     888  $   1,002
  Other..............................................................................     --            196
                                                                                       ---------  ---------
                                                                                             888      1,198

Deferred tax assets:
  Deferred lease benefit.............................................................        733        835
  Accrued vacation...................................................................        218        272
  Other..............................................................................        129        257
                                                                                       ---------  ---------
                                                                                           1,080      1,364
                                                                                       ---------  ---------
                                                                                       $     192  $     166
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    The components of income tax expense other than the tax benefit of the extraordinary charge are as follows:

                                                                                 YEARS ENDED DECEMBER 31
                                                                             -------------------------------
                                                                               1992       1993       1994
                                                                             ---------  ---------  ---------
Current:
  Federal..................................................................  $   1,737  $   1,304  $   1,519
  State....................................................................        221        141        203
                                                                             ---------  ---------  ---------
                                                                                 1,958      1,445      1,722

Deferred:
  Federal..................................................................        167        (19)       147
  State....................................................................         21          7         (4)
                                                                             ---------  ---------  ---------
                                                                                   188        (12)       143
                                                                             ---------  ---------  ---------
                                                                             $   2,146  $   1,433  $   1,865
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

    Differences between the amount of taxes provided and the amount computed by applying the federal income tax statutory rate to earnings before income taxes are explained as follows:

                                                                                    YEARS ENDED DECEMBER 31
                                                                              ------------------------------------
                                                                                 1992         1993         1994
                                                                              -----------  -----------  ----------
Provision at statutory rates................................................       34.0%        34.0%        34.0%
State and local taxes.......................................................        4.0          3.8          4.1
Nondeductible expenses......................................................        1.4          2.3          3.4
Other.......................................................................        (.4)        (1.3)        (3.0)
                                                                                    ---          ---          ---
Effective tax rate..........................................................       39.0%        38.8%        38.5%
                                                                                    ---          ---          ---
                                                                                    ---          ---          ---

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  INCOME TAXES (CONTINUED)
    The principal items in the deferred income tax provision are as follows:

                                                                                     YEARS ENDED DECEMBER 31
                                                                                 -------------------------------
                                                                                   1992       1993       1994
                                                                                 ---------  ---------  ---------
Depreciation and amortization..................................................  $     149  $      22  $     199
Relocation/severance...........................................................        154       (118)       128
Deferred lease benefit.........................................................        (44)       (41)       (40)
Other..........................................................................        (71)       125       (144)
                                                                                 ---------  ---------  ---------
                                                                                 $     188  $     (12) $     143
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

    The Company made income tax payments of $1,501, $1,782 and $52 for the years ended December 31, 1992, 1993 and 1994, respectively.

5.  STOCK OPTIONS AND WARRANTS
    Upon incorporation, the Company issued warrants to purchase 3,384,000 shares of the common stock of the Company at $.33 per share.

    On November 5, 1993, in conjunction with the recapitalization, 1,067,000 warrants were retired and 2,317,000 warrants were exercised at a price of $.33 per share, and the stock was repurchased and maintained as treasury stock as of December 31, 1993. No warrants were outstanding at December 31, 1993.

    In 1994, the Company adopted a stock option and restricted stock award plan for officers and key employees, providing a maximum of 909,482 shares which may be issued under the plan. Also, the Company adopted a nonemployee director stock option plan for outside directors, providing a maximum of 32,481 shares which may be issued under the plan. The option price under the above plans may not be less than the fair market value of the stock at the time the option is granted. No restricted stock had been awarded as of December 31, 1994.

    Certain employees and nonemployee directors of the Company have been granted options to purchase shares of the Company's voting common stock. Option transactions are summarized below:

                                                                                      1993
                                                                         ------------------------------
                                                                           SHARES           PRICE
                                                                         -----------  -----------------
Shares under option at the beginning of the period.....................    1,601,940    $.33 to $1.03
Options forfeited......................................................     (255,021)       $.33
Options exercised......................................................     (150,363)   $.33 to $1.03
Options retired........................................................   (1,196,556)   $.33 to $1.03
                                                                         -----------
Shares under option at the end of the period...........................      --              --
                                                                         -----------
                                                                         -----------


                                                                                      1994
                                                                         ------------------------------
                                                                           SHARES           PRICE
                                                                         -----------  -----------------
Shares under option at the beginning of the period.....................      --             $ --
Options granted........................................................      370,000   $5.22 to $10.00
Options forfeited......................................................       (3,500)      $10.00
                                                                         -----------
Shares under option at the end of the period...........................      366,500   $5.22 to $10.00
                                                                         -----------
                                                                         -----------

    The weighted average price of shares under option at December 31, 1994 was $9.93. There were 90,375 options currently exercisable at December 31, 1994.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  EMPLOYEE BENEFIT PLAN
    The Company has a defined contribution plan which provides retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plan. Company contributions to this plan charged to expense were $178, $189 and $239 for the years ended December 31, 1992, 1993 and 1994, respectively.

7.  LEASE COMMITMENTS
    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in long-term debt. Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was $2,579, $2,915 and 4,378 for the years ended December 31, 1992, 1993 and 1994, respectively.

    The future minimum rental commitments required under noncancelable operating leases are as follows:

YEAR                                                              AMOUNT
---------------------------------------------------------------  ---------
1995...........................................................  $   3,972
1996...........................................................      3,333
1997...........................................................      3,045
1998...........................................................      2,866
1999...........................................................      2,353
Thereafter.....................................................     11,549
                                                                 ---------
                                                                 $  27,118
                                                                 ---------
                                                                 ---------

8.  TRANSACTIONS WITH MAJOR CUSTOMERS
    The Company provides creative, printing and mailing services to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral or advance payments other than for postage.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for sales of $23,277 (40 percent), $30,990 (49 percent), and $55,745 (56 percent) for the years ended December 31, 1992, 1993 and 1994, respectively. Accounts receivable from this customer amounted to $6,938 and $11,921 as of December 31, 1993 and 1994, respectively.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                FIRST     SECOND      THIRD     FOURTH
                                                              ---------  ---------  ---------  ---------
1993
  Sales.....................................................  $  13,885  $  16,175  $  16,001  $  17,739
  Gross profit..............................................      5,074      5,669      5,586      5,572
  Net income (loss).........................................        595        985      1,162       (483)
  Net income (loss) per common and common equivalent
   share....................................................        .05        .08        .10       (.07)


                                                                FIRST     SECOND      THIRD     FOURTH
                                                              ---------  ---------  ---------  ---------
1994
  Sales.....................................................  $  17,519  $  24,303  $  28,830  $  29,360
  Gross profit..............................................      5,886      8,092      9,595      9,190
  Income (loss) before extraordinary item...................        (29)       651      1,107      1,256
  Net income (loss).........................................        (29)       651     (1,640)       846
  Income (loss) per common and common equivalent share:
    Income (loss) before extraordinary item.................       (.01)       .19        .20        .19
    Net income (loss).......................................       (.01)       .19       (.30)       .13
  Common stock prices:
    High....................................................                        $   12.63  $   13.75
    Low.....................................................                        $   10.00  $   11.25

    In the past two years, no cash dividends have been paid by the Company. The indenture governing the Notes and Revolver each contain certain covenants, including, but not limited to, covenants that effectively preclude the payment of dividends.

10. RELATED PARTY
    The Company has entered into a Management Services Agreement with MDC for certain management and financial services to be provided to the Company. The agreement provides for an annual fee equal to $250 to be paid to MDC plus reimbursement of their reasonable out-of-pocket costs. The agreement will terminate on November 30, 2000.

11. SUBSEQUENT EVENT
    In February 1995, the Company received a $75,000 financing commitment from a group of banks. The financing will be taken down in two parts. The Company closed on a $45,000 portion of the commitment February 3, 1995 and intends to close on the remaining commitment by March 31, 1995. The financing package includes three major components. A five-year $40,000 term loan was used to refinance the existing revolving credit facility and to redeem the remaining $25,000 Series B Senior Notes and associated costs. A credit line of $25,000 will be provided for acquisitions and the remaining $10,000 (the Company has closed on $5,000) will be a revolving credit line (secured by working capital) for operating purposes. The associated interest rate for the term loan and both credit lines is either the LIBOR rate plus 2 1/2 percent or the prime rate plus 1 1/4 percent, selected at the Company's option. The redemption of $25,000 Series B Senior Notes resulted in a nonrecurring after-tax charge of approximately $2,379, to be recognized in the first quarter of 1995. The scheduled maturities of the term loan for the years 1995 through 1999 is $3,000, $7,000, $8,000, $11,000, and $11,000, respectively. The scheduled maturity for the revolving credit lines is December 31, 1999 subject to interim payments based on excess cash flows, as defined in the financing agreement. The financing agreement effectively precludes dividends and limits additional borrowing, as well as requires the Company to satisfy certain financial performance ratios.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12. SUBSEQUENT EVENT (UNAUDITED)
    On March 31, 1995, the Company completed a $75,000 financing commitment from a group of banks. A five-year $40,000 term loan was used to refinance the existing revolving credit facility and to redeem the remaining $25,000 12 percent Series B Senior Notes. A credit line of $25,000 is provided for acquisitions and the remaining $10,000 is a revolving credit line for operating purposes. The debt extinguishment resulted in an extraordinary charge of $2,379 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $1,133 plus the write-off of the unamortized debt issuance costs associated with the redeemed Series B Senior Notes and refinanced credit facility of $2,333 less tax benefit of $1,087.

    On May 1, 1995, the Company completed the acquisition of Palm Coast Data, Ltd. (Palm Coast). Sales and net income for Palm Coast were $12,916 and $1,709, respectively, for the year ended December 31, 1994. The purchase price for Palm Coast was approximately $13,200 in cash plus acquisition costs, the assumption of certain specified liabilities and certain contingent payment obligations based on the attainment of certain financial performance targets over the next three years.

    On October 2, 1995, the Company completed the acquisition of T.R. McClure and Company, Inc. and related companies (McClure). Sales and net income for McClure were $27,142 and $550, respectively, for the year ended December 31, 1994. The purchase price for McClure was approximately $16,000 in cash, subject to adjustment for certain working capital charges, plus acquisition costs, the assumption of certain specified liabilities and certain contingent payment obligations based on the attainment of certain financial and performance targets over the next four years.

    On October 23, 1995, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heritage Media Corporation ("Heritage") and Arch Acquisition Corp. a wholly owned subsidiary of Heritage. Under the terms of the Merger Agreement, each share of the Company's common stock will be exchanged for merger consideration of $28.00. The parties are seeking to finalize the merger by January 31, 1996.

                               DIMAC CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                 SEPTEMBER 30,
                                                 -------------
                                                     1995
                                                     ----
ASSETS
Current assets:
  Cash and cash equivalents                        $  --
  Accounts receivable, net                          26,552
  Inventories:
    Raw materials                                    1,487
    Work-in-process                                  5,326
    Postage                                          1,924
  Deferred taxes                                       166
  Other current assets                               1,397
                                                   -------
Total current assets                                36,852

Property, equipment and leasehold improvements      29,759
Less accumulated depreciation                      (10,483)
                                                   -------
                                                    19,276

Intangible assets                                   29,231
Less accumulated amortization                       (3,999)
                                                   -------
                                                    25,232
                                                   -------
                                                   $81,360
                                                   -------
                                                   -------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash management liability                        $ 1,941
  Accounts payable                                  11,165
  Advances from customers                            6,647
  Accrued liabilities:
    Compensation                                     2,421
    Interest                                            21
    Other                                              661
  Income taxes payable                               2,001
  Current maturities of long-term debt               6,856
                                                   -------
Total current liabilities                           31,713

Long-term debt                                      44,606
Deferred rent benefit                                2,230
                                                   -------
Total liabilities                                   78,549

Stockholders' equity:
  Series preferred stock, $.01 par value;
    10,000,000 shares authorized; none issued         --
  Common stock, $.01 par value; 20,000,000
    shares authorized; issued 12,122,823 in
    1995                                               121
  Additional paid-in-capital                        19,182
  Retained earnings                                 16,379
                                                   -------
                                                    35,682

  Treasury stock, at cost, common stock of
    5,631,418 in 1995                              (32,871)
                                                   -------
                                                     2,811

                                                   -------
                                                   $81,360
                                                   -------
                                                   -------


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                               DIMAC CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                              NINE MONTHS ENDED SEPTEMBER 30
                                              ------------------------------
                                                 1995                1994
                                                 ----                ----

Sales                                          $89,030             $ 70,652
                                               -------             --------
Cost of sales                                   57,667               47,079
                                               -------             --------
Gross profit                                    31,363               23,573

Operating expenses:
  Sales expenses                                 9,147                7,815
  General and administrative expenses            9,552                7,431
  Other general expenses                           786                  444
                                               -------             --------
                                                19,485               15,690
                                               -------             --------

Income from operations                          11,878                7,883

Interest expense                                 3,574                4,993
                                               -------             --------

Income before provision for
 income taxes and extraordinary item             8,304                2,890
Provision for income taxes                       3,187                1,161
                                               -------             --------
Income before extraordinary item                 5,117                1,729

Extraordinary item, net of tax benefit          (2,379)              (2,747)
                                               -------             --------

Net income(loss)                               $ 2,738              $(1,018)
                                               -------             --------
                                               -------             --------


Per share of common and common equivalent
 stock:
  Historical
    Income before extraordinary item              $.77                 $.43
    Extraordinary item, net of tax benefit        (.36)                (.68)
                                               -------             --------
    Net income(loss)                              $.41                $(.25)
                                               -------             --------
                                               -------             --------


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                               DIMAC CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                NINE MONTHS ENDED SEPTEMBER 30
                                                ------------------------------
                                                     1995            1994
                                                     ----            ----
OPERATING ACTIVITIES
Net income(loss)                                  $  2,738        $  (1,018)
Adjustments to reconcile net income(loss) to
 net cash provided by operating activities:
   Depreciation and amortization expense             3,342            2,468
   Extraordinary item                                2,379            2,747
   Other                                               115              219
   Changes in net assets and liabilities:
     Accounts receivable                               659           (8,525)
     Inventories                                    (1,902)          (2,783)
     Other assets                                     (170)          (2,096)
     Accounts payable                               (2,658)           6,220
     Advances from customers                          (330)           5,456
     Accrued liabilities                            (2,142)             614
     Income taxes                                    2,628            2,441
                                                   --------          -------

Net cash provided by operating activities            4,659            5,743

INVESTING ACTIVITIES
Net assets of acquired business                    (11,335)         (11,592)
Purchase of property, equipment and leasehold
 improvements                                       (2,166)          (3,452)
Other intangibles                                     (605)            (166)
Proceeds from sale of fixed assets                      66               90
                                                   --------          -------
Net cash used in investing activities              (14,040)         (15,120)

FINANCING ACTIVITIES
Net proceeds from issuance of common stock            --             28,514
Payments of long-term debt                          (2,277)         (25,129)
Payments under revolving credit agreements         (62,810)         (33,660)
Borrowings under revolving credit agreements        51,732           42,660
Debt issuance fees                                  (2,331)             --
Proceeds from note payable to bank                  51,200              291
Payments for extinguishment of debt                (26,133)          (2,573)
Payment due to recapitalization                       --             (2,614)
Purchase of common stock                              --                (49)
                                                   --------          -------
Net cash provided by financing activities            9,381            7,440

Net increase (decrease) in cash and cash
 equivalents                                          --             (1,937)
Cash and cash equivalents, beginning of period        --              1,937
                                                   --------          -------
Cash and cash equivalents, end of period           $  --             $  --
                                                   --------          -------
                                                   --------          -------

          SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                              DIMAC CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE A. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the consolidated financial statements and footnotes thereto included in DIMAC Corporation's annual report on Form 10-K for the year ended December 31, 1994.


The consolidated financial statements include the accounts of DIMAC Corporation (the "Company") and its wholly owned subsidiary DIMAC DIRECT Inc. (including its wholly owned subsidiary Palm Coast Data Inc.) whose operations are located in St. Louis, San Francisco, Los Angeles, New York, Boston and Palm Coast, Florida. All significant intercompany balances and transactions have been eliminated.

Certain amounts for 1994 were reclassified to conform with the 1995 presentation. Such reclassifications had no effect on net income.

NOTE B. ACQUISITIONS, INITIAL PUBLIC OFFERING AND DEBT EXTINGUISHMENT

Effective May 31, 1994, DIMAC DIRECT Inc. acquired substantially all of the assets of the Direct Marketing Group, Inc. ("DMG"). DMG operates a creative and marketing agency in New York City and production facility in Farmingdale, Long Island.

On August 10, 1994, the Company completed an initial public offering of its common stock in which 3,407,035 shares of common stock including 277,405 shares by selling shareholders were sold at an initial price of $10.00 per share.

On September 9, 1994, the Company used the net proceeds of the common stock offering to redeem $25,000 in aggregate principal amount of 12 percent Series B Senior Notes. The debt extinguishment resulted in an extraordinary charge of $2,747 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $2,500 plus the write-off of the unamortized debt issuance costs associated with the Senior Notes redeemed and the costs incurred in redeeming the Senior Notes of $2,116 less tax benefits of $1,869.


On May 1, 1995, DIMAC DIRECT Inc. acquired substantially all of the assets of Palm Coast Data, Ltd. ("PCD"). PCD was a limited partnership providing direct marketing data services to the publishing industry. PCD had revenue of approximately $13,000 for the year ended December 31, 1994. PCD had a marketing office and production facility in Palm Coast, Florida and a marketing office in New York City. The purchase price for the acquisition was $12,140 plus acquisition costs of $250, the assumption of certain specified liabilities of $2,170, and certain contingent payment obligations based on the attainment by the newly formed Palm Coast Data subsidiary of certain financial performance targets over the next three years. Goodwill, resulting from the preliminary purchase price allocation of $6,398, is being amortized on the straight-line method over 25 years. The contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

On October 2, 1995, the Company acquired the assets of certain affiliated corporations operating under various business and tradenames including "The McClure Group" ("McClure"). The McClure Group, consisting of seven subchapter S corporations, was an independent full service, multimedia marketing agency headquartered in Valley Forge, Pennsylvania with offices in northern Florida, Chicago and Houston. The McClure Group had revenue of approximately $27,000 for the year ended December 31, 1994. The purchase price for the acquisition was $15,945 plus acquisition costs at $475, the assumption of certain specified liabilities of $3,564, and certain contingent payment obligations based on the attainment by the newly formed McClure Group subsidiary of certain financial and operational performance targets over the next four years. Goodwill resulting from the preliminary purchase price allocation, of $13,493 is being amortized on a straight-line method over 25 years. The contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.


The unaudited pro forma consolidated financial data presented below gives pro forma effect to DMG acquisition, the initial public offering, debt extinguishment in conjunction with the initial public offering, the PCD acquisition and the McClure acquisition as if such transactions had occurred as of January 1, 1994. The unaudited pro forma results have been prepared for comparative purposes only and do not necessarily reflect the results of operations of the Company that actually would have occurred had the DMG acquisition, the initial public offering, debt extinguishment in conjunction with the initial public offering, the PCD acquisition and the McClure acquisition been consummated as of January 1, 1994, nor does it give effect to any transactions other than the DMG acquisition, the initial public offering, debt extinguishment in conjunction with the initial public offering, the PCD acquisition and the McClure acquisition.


                                               PRO FORMA
                                     ------------------------------
                                     NINE MONTHS ENDED SEPTEMBER 30
                                     ------------------------------
                                            1995            1994
                                            ----            ----
Net sales                                 $116,239        $107,148
Income before extraordinary item             5,774           3,875
Net income                                   3,395           3,875


Per Share:
 Income before extraordinary item             $.87            $.60
 Extraordinary item, net of tax benefit       (.36)             --
                                          --------        --------
 Net income                                   $.51            $.60
                                          --------        --------
                                          --------        --------


NOTE C. LONG-TERM DEBT AND DEBT EXTINGUISHMENT

On March 31, 1995, the Company completed a $75,000 financing commitment from a group of banks. A five-year $40,000 term loan was used to refinance the existing revolving credit facility and to redeem the remaining $25,000 12 per cent Series B Senior Notes. A credit line of $25,000 is provided for acquisitions and the remaining $10,000 is a revolving credit line for operating purposes. The debt extinguishment resulted in an extraordinary charge of $2,379 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $1,133 plus the write-off of the unamortized debt issuance costs associated with the redeemed Series B Senior Notes and refinanced credit facility of $2,333 less tax benefit of $1,087.

NOTE D. SUBSEQUENT EVENT

On October 23, 1995, the Company entered into an Agreement and Plan of Merger with Heritage Media Corporation ("Parent") and Arch Acquisition Corp., a wholly owned subsidiary of Parent. Under the terms of the Merger Agreement, each share of the Company's common stock will be exchanged for merger consideration of $28.00. The parties are seeking to finalized the merger by January 31, 1996.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information consists of an unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1995 and the related unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 (collectively, the "Pro Forma Statements"). The Pro Forma Statements reflect adjustments to the historical consolidated financial statements of Heritage and DIMAC to give effect to certain transactions which have either occurred or (in the case of the pending disposition of television station KEVN BY Heritage) are probably to occur. The Pro Forma Statements have been further adjusted to give effect to the Merger, the issuance by Heritage of $150 million of 9.25% Senior Subordinated Notes (the "Notes") and the new DIMAC credit agreement under two possible scenarios--(a) assuming the Merger is consummated entirely for cash and (b) assuming the Merger is consummated for a combination of cash and shares of Heritage Class A Common Stock--both as discussed in more detail in the notes to the Pro Forma Statements. The Pro Forma Condensed Combined Balance Sheet has been prepared assuming the Merger, issuance of the Notes and the new DIMAC credit agreement occurred at September 30, 1995, and the Pro Forma Condensed Combined Statements of Operations have been prepared assuming the Merger, issuance of the Notes and the new DIMAC credit agreement occurred on January 1, 1994. The unaudited Pro Forma Condensed Combined Statements of Operations do not include extraordinary losses of $3,157,000 and $2,379,000 recognized by DIMAC during the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively, resulting from the retirement of certain indebtedness, nor do they include an extraordinary loss of approximately $2 million to be recognized upon the retirement of DIMAC's existing credit facility.


     The Merger will be accounted for as a purchase. The purchase price has been allocated in the Pro Forma Statements to the assets to be acquired and the liabilities to be assumed on a preliminary basis based on management's estimates of their fair values. The allocation of the purchase price is subject to change based on the completion of an independent appraisal. Management does not believe that the final allocation of the purchase price or the related useful lives assigned to acquired assets will be materially different from the preliminary amounts presented in the Pro Forma Statements.

     As a result of the Merger, the amounts of Heritage's goodwill and other intangible assets and indebtedness will substantially increase from historical levels. Heritage continually reevaluates the propriety of the carrying amount of goodwill and other intangibles as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is based on Heritage's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill and intangible assets. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of related intangibles, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over related undiscounted operating income. Based on undiscounted operating income (as defined above) derived from current operating projections, management does not believe that an impairment of goodwill and other intangibles will exist on the effective date of the Merger.


     Upon Heritage's adoption of FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company's policy for identifying impairment of goodwill and other intangible assets will not change from the method currently in use. However, upon determining that such impairment has occurred, the impairment will be measured based on the estimated fair value of the asset. Management does not believe adoption of FAS 121 will have a material effect on Heritage's consolidated financial statements.


     The Pro Forma Statements and accompanying notes should be read in conjunction with the consolidated financial statements and related notes of Heritage, DIMAC and the financial statements of other companies acquired by DIMAC included herein or previously filed with the Securities Exchange Commission. The Pro Forma Statements do not purport to present what Heritage's results of operations or financial position actually would have been had such transactions or events occurred on the dates indicated, or to project Heritage's results of operations or financial position for any future period or at any future date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                  HERITAGE MEDIA CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

                                                    PRO FORMA                                    PRO FORMA
                                                 ADJUSTMENTS FOR                              ADJUSTMENTS FOR
                                    HERITAGE     OTHER HERITAGE    HERITAGE AS     DIMAC        OTHER DIMAC      DIMAC AS
ASSETS                             HISTORICAL    TRANSACTIONS(A)    ADJUSTED    HISTORICAL    TRANSACTIONS(B)    ADJUSTED
---------------------------------  -----------  -----------------  -----------  -----------  -----------------  -----------
Cash and cash equivalents........   $   1,788       $     (23)      $   1,765    $  --           $      66       $      66
Short-term investments...........       4,750                           4,750       --                              --
Trade receivables, net...........      66,308            (472)         65,836       26,552           3,391          29,943
Inventory........................       6,201                           6,201        8,737                           8,737
Prepaid expenses and other.......       6,372             (66)          6,306        1,397              72           1,469
Deferred income taxes............       5,385                           5,385          166                             166
                                   -----------        -------      -----------  -----------        -------      -----------
  Total current assets...........      90,804            (561)         90,243       36,852           3,529          40,381
Property and equipment, net......      58,374          (1,987)         56,387       19,276           1,500          20,776
Goodwill and other intangibles,
 net.............................     392,046          (5,202)        386,844       25,232          13,227          38,459
Other assets.....................       9,919             (75)          9,844                                       --
                                   -----------        -------      -----------  -----------        -------      -----------
                                    $ 551,143       $  (7,825)      $ 543,318    $  81,360       $  18,256       $  99,616
                                   -----------        -------      -----------  -----------        -------      -----------
                                   -----------        -------      -----------  -----------        -------      -----------
LIABILITIES AND EQUITY
---------------------------------
Current portion of long-term
 debt............................   $   3,278       $     (35)      $   3,243    $   6,856       $       3       $   6,859
Accounts payable and accrued
 expenses........................      56,011            (171)         55,840       14,268           1,561          15,829
Other current liabilities........      28,523             (54)         28,469       10,589             690          11,279
                                   -----------        -------      -----------  -----------        -------      -----------
  Total current liabilities......      87,812            (260)         87,552       31,713           2,254          33,967
Long-term debt, less current
 portion.........................     347,102         (14,048)        333,054       44,606          16,002          60,608
Other long-term liabilities......       2,503             (29)          2,474        2,230                           2,230
Deferred income taxes............       5,001                           5,001       --                              --
Stockholders' equity.............     108,725           6,512         115,237        2,811                           2,811
                                   -----------        -------      -----------  -----------        -------      -----------
                                    $ 551,143       $  (7,825)      $ 543,318    $  81,360       $  18,256       $  99,616
                                   -----------        -------      -----------  -----------        -------      -----------
                                   -----------        -------      -----------  -----------        -------      -----------

                                      PRO FORMA                      PRO FORMA
                                   ADJUSTMENTS FOR                ADJUSTMENTS FOR    PRO FORMA
                                   MERGER AND DEBT    PRO FORMA   OPTIONAL STOCK    COMBINED AS
ASSETS                                 OFFERING       COMBINED     CONSIDERATION     ADJUSTED
---------------------------------  ----------------  -----------  ---------------  -------------
Cash and cash equivalents........    $ 146,413(c)     $   1,831      $               $   1,831
                                         3,669(d)
                                      (150,082)(f)
Short-term investments...........                         4,750                          4,750
Trade receivables, net...........                        95,779                         95,779
Inventory........................                        14,938                         14,938
Prepaid expenses and other.......                         7,775                          7,775
Deferred income taxes............                         5,551                          5,551
                                   ----------------  -----------  ---------------  -------------
  Total current assets...........         --            130,624         --             130,624
Property and equipment, net......                        77,163                         77,163
Goodwill and other intangibles,
 net.............................      195,423(f)       627,726                        627,726
                                         7,000(h)
Other assets.....................        3,587(c)        15,062                         15,062
                                         1,631(g)
                                   ----------------  -----------  ---------------  -------------
                                     $ 207,641        $ 850,575      $  --           $ 850,575
                                   ----------------  -----------  ---------------  -------------
                                   ----------------  -----------  ---------------  -------------
LIABILITIES AND EQUITY
---------------------------------
Current portion of long-term
 debt............................    $  (6,250)(e)    $   3,852      $               $   3,852
Accounts payable and accrued
 expenses........................        4,500(f)        76,169                         76,169
Other current liabilities........                        39,748                         39,748
                                   ----------------  -----------  ---------------  -------------
  Total current liabilities......       (1,750)         119,769         --             119,769
Long-term debt, less current
 portion.........................      150,000(c)       596,199        (47,535)(i)     548,664
                                         6,250(e)
                                        44,656(f)
                                         1,631(g)
Other long-term liabilities......                         4,704                          4,704
Deferred income taxes............        7,000(h)        12,001                         12,001
Stockholders' equity.............        3,669(d)       117,902         47,535(i)      165,437
                                         2,665(f)
                                        (6,480)(f)
                                   ----------------  -----------  ---------------  -------------
                                     $ 207,641        $ 850,575      $  --           $ 850,575
                                   ----------------  -----------  ---------------  -------------
                                   ----------------  -----------  ---------------  -------------

                See accompanying notes to Pro Forma Statements.

                  HERITAGE MEDIA CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                                    PRO FORMA
                                               ADJUSTMENTS FOR                              ADJUSTMENTS FOR
                                  HERITAGE     OTHER HERITAGE    HERITAGE AS     DIMAC        OTHER DIMAC      DIMAC AS
                                 HISTORICAL   TRANSACTIONS (A)    ADJUSTED    HISTORICAL   TRANSACTIONS (B)    ADJUSTED
                                 -----------  -----------------  -----------  -----------  -----------------  -----------
Net revenues...................   $ 317,628       $  64,859       $ 382,487    $ 100,012       $  46,995       $ 147,007
                                 -----------        -------      -----------  -----------        -------      -----------
Cost of services...............     150,970          53,323         204,293       65,430          28,670          94,100
Selling, general and
 administrative................      76,600          11,392          87,992       20,629          11,844          32,473
Depreciation...................      14,676             (87)         14,589        2,155           1,413           3,568
Amortization...................      12,622           1,277          13,899          744             938           1,682
Other..........................       4,922                           4,922          135              42             177
                                 -----------        -------      -----------  -----------        -------      -----------
    Total operating
     expenses..................     259,790          65,905         325,695       89,093          42,907         132,000
                                 -----------        -------      -----------  -----------        -------      -----------
    Operating income...........      57,838          (1,046)         56,792       10,919           4,088          15,007
                                 -----------        -------      -----------  -----------        -------      -----------
Interest expense, net..........     (30,373)         (3,503)        (33,876)      (6,069)           (577)         (6,646)
Other expense, net.............      (2,424)          1,439            (985)      --                              --
                                 -----------        -------      -----------  -----------        -------      -----------
    Income before income
     taxes.....................      25,041          (3,110)         21,931        4,850           3,511           8,361
Income taxes...................       2,742                           2,742        1,865           1,370           3,235
                                 -----------        -------      -----------  -----------        -------      -----------
    Income (loss) before
     extraordinary item........      22,299          (3,110)         19,189    $   2,985       $   2,141       $   5,126
                                                                              -----------        -------      -----------
                                                                              -----------        -------      -----------
Dividends and accretion........     (19,651)         19,651          --
                                 -----------        -------      -----------
Income applicable to common
 stock before extraordinary
 item..........................   $   2,648       $  16,541       $  19,189
                                 -----------        -------      -----------
                                 -----------        -------      -----------
Income per share before
 extraordinary item............   $    0.15                       $    1.10    $    0.64                       $    0.79
                                 -----------                     -----------  -----------                     -----------
                                 -----------                     -----------  -----------                     -----------
Weighted average shares
 outstanding...................      17,381              94          17,475
                                 -----------        -------      -----------
                                 -----------        -------      -----------

                                     PRO FORMA                      PRO FORMA
                                  ADJUSTMENTS FOR                ADJUSTMENTS FOR     PRO FORMA
                                  MERGER AND DEBT    PRO FORMA    OPTIONAL STOCK    COMBINED AS
                                     OFFERING        COMBINED     CONSIDERATION      ADJUSTED
                                 -----------------  -----------  ----------------  -------------
Net revenues...................    $                 $ 529,494     $                 $ 529,494
                                    --------        -----------      -------       -------------
Cost of services...............                        298,393                         298,393
Selling, general and
 administrative................         (346)(j)       120,119                         120,119
Depreciation...................                         18,157                          18,157
Amortization...................        6,340(k)         21,921                          21,921
Other..........................                          5,099                           5,099
                                    --------        -----------      -------       -------------
    Total operating
     expenses..................        5,994           463,689          --             463,689
                                    --------        -----------      -------       -------------
    Operating income...........       (5,994)           65,805          --              65,805
                                    --------        -----------      -------       -------------
Interest expense, net..........      (18,051)(l)       (58,573)        4,278(n)        (54,295)
Other expense, net.............                           (985)                           (985)
                                    --------        -----------      -------       -------------
    Income before income
     taxes.....................      (24,045)            6,247         4,278            10,525
Income taxes...................       (2,701)(m)         3,276                           3,276
                                    --------        -----------      -------       -------------
    Income (loss) before
     extraordinary item........    $ (21,344)            2,971     $   4,278         $   7,249
                                    --------                         -------
                                    --------                         -------
Dividends and accretion........                         --                              --
                                                    -----------                    -------------
Income applicable to common
 stock before extraordinary
 item..........................                      $   2,971                       $   7,249
                                                    -----------                    -------------
                                                    -----------                    -------------
Income per share before
 extraordinary item............                      $     .17                       $     .38
                                                    -----------                    -------------
                                                    -----------                    -------------
Weighted average shares
 outstanding...................                         17,475         1,761(n)         19,236
                                                    -----------      -------       -------------
                                                    -----------      -------       -------------

                See accompanying notes to Pro Forma Statements.

                  HERITAGE MEDIA CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                                  PRO FORMA
                                               ADJUSTMENTS FOR                            ADJUSTMENTS FOR
                                   HERITAGE    OTHER HERITAGE   HERITAGE AS     DIMAC       OTHER DIMAC     DIMAC AS
                                  HISTORICAL   TRANSACTIONS(A)   ADJUSTED    HISTORICAL   TRANSACTIONS(B)   ADJUSTED
                                  -----------  ---------------  -----------  -----------  ---------------  -----------
Net revenues....................   $ 299,065      $  (1,574)     $ 297,491    $  89,030      $  27,209      $ 116,239
                                  -----------       -------     -----------  -----------       -------     -----------
Cost of services................     170,995           (316)       170,679       55,865         17,133         72,998
Selling, general and
 administrative.................      59,391            (16)        59,375       18,202          6,845         25,047
Depreciation....................      11,081           (214)        10,867        2,056            286          2,342
Amortization....................      10,125            289         10,414          956            490          1,446
Other...........................      --                            --               73                            73
                                  -----------       -------     -----------  -----------       -------     -----------
    Total operating expenses....     251,592           (257)       251,335       77,152         24,754        101,906
                                  -----------       -------     -----------  -----------       -------     -----------
    Operating income............      47,473         (1,317)        46,156       11,878          2,455         14,333
                                  -----------       -------     -----------  -----------       -------     -----------
Interest expense, net...........     (26,190)           262        (25,928)      (3,574)        (1,365)        (4,939)
Other expense, net..............         (77)                          (77)                                    --
                                  -----------       -------     -----------  -----------       -------     -----------
    Income (loss) before income
     taxes......................      21,206         (1,055)        20,151        8,304          1,090          9,394
Income taxes....................       5,602                         5,602        3,187            433          3,620
                                  -----------       -------     -----------  -----------       -------     -----------
    Income (loss) before
     extraordinary item.........   $  15,604      $  (1,055)     $  14,549    $   5,117      $     657      $   5,774
                                  -----------       -------     -----------  -----------       -------     -----------
                                  -----------       -------     -----------  -----------       -------     -----------
Income per share before
 extraordinary item.............   $    0.88                     $    0.82    $    0.77                     $    0.87
                                  -----------                   -----------  -----------                   -----------
                                  -----------                   -----------  -----------                   -----------
Weighted average shares
 outstanding....................      17,666                        17,666
                                  -----------                   -----------
                                  -----------                   -----------
                                     PRO FORMA                      PRO FORMA
                                  ADJUSTMENTS FOR                ADJUSTMENTS FOR    PRO FORMA
                                  MERGER AND DEBT    PRO FORMA    OPTIONAL STOCK   COMBINED AS
                                      OFFERING       COMBINED     CONSIDERATION      ADJUSTED
                                  ----------------  -----------  ----------------  ------------
Net revenues....................    $                $ 413,730     $                $  413,730
                                     --------       -----------       ------       ------------
Cost of services................                       243,677                         243,677
Selling, general and
 administrative.................         (460)(j)       83,962                          83,962
Depreciation....................                        13,209                          13,209
Amortization....................        4,570(k)        16,430                          16,430
Other...........................                            73                              73
                                     --------       -----------       ------       ------------
    Total operating expenses....        4,110          357,351          --             357,351
                                     --------       -----------       ------       ------------
    Operating income............       (4,110)          56,379          --              56,379
                                     --------       -----------       ------       ------------
Interest expense, net...........      (13,583)(l)      (44,450)        3,209(n)        (41,241)
Other expense, net..............                           (77)                            (77)
                                     --------       -----------       ------       ------------
    Income (loss) before income
     taxes......................      (17,693)          11,852         3,209            15,061
Income taxes....................       (4,099)(m)        5,123         2,662(n)          7,785
                                     --------       -----------       ------       ------------
    Income (loss) before
     extraordinary item.........    $ (13,594)       $   6,729     $     547        $    7,276
                                     --------       -----------       ------       ------------
                                     --------       -----------       ------       ------------
Income per share before
 extraordinary item.............                     $    0.38                      $     0.37
                                                    -----------                    ------------
                                                    -----------                    ------------
Weighted average shares
 outstanding....................                        17,666         1,761(n)         19,427
                                                    -----------       ------       ------------
                                                    -----------       ------       ------------

                See accompanying notes to Pro Forma Statements.

                         NOTES TO PRO FORMA STATEMENTS


(a) Balance sheet adjustments for Other Heritage Transactions give effect to the sale of television station KEVN in Rapid City, South Dakota for $14 million (the KEVN sale), which sale is expected to be consummated in January 1996 and result in a $6.5 million gain, and the related elimination of historical assets and liabilities of KEVN, as if such sale had occurred on September 30, 1995.



   Statements of Operations adjustments for Other Heritage Transactions for  the year ended December 31, 1994 and the nine months ended September 30, 1995 are presented below in columnar form. The sale proceeds or fundings relating to the transactions discussed in (1)-(6) below are assumed to be applied to amounts outstanding under Heritage's credit agreement at Heritage's historical weighted average interest rates of 7% and 9% for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively, assuming all such transactions were consummated as of January 1, 1994. The pro forma adjustments relating to the acquisition transactions reflect the historical operating results of the respective businesses prior to their acquisition by Heritage and include adjustments to amortization to reflect amounts allocated to intangible assets as a result of the acquisitions over periods of 40 and 15 years for in-store marketing and radio station acquisitions, respectively.



                          YEAR ENDED DECEMBER 31, 1994
                                (in thousands)



                                                                                                                 PRO FORMA
                                                             HISTORICAL                                         ADJUSTMENTS
                                      ---------------------------------------------------------                  FOR OTHER
                                                   STRATEGIUM        OTHER                         PRO FORMA      HERITAGE
                                      POWERFORCE      MEDIA     ACQUISITIONS (1) DISPOSITIONS (2)  ADJUSTMENTS  TRANSACTIONS
                                      -----------  -----------  ---------------  --------------  -------------  ------------
Net revenues........................   $  58,901    $   8,092      $   3,015       $   (5,149)   $    --         $   64,859
                                      -----------  -----------       -------          -------    -------------  ------------
Cost of services....................      51,658        2,005          1,280           (1,620)                       53,323
Selling, general and
 administrative.....................       6,225        5,775          1,036           (1,644)                       11,392
Depreciation........................         329          215            191             (822)                          (87)
Amortization........................         155                         534             (224)         812(3)         1,277
Other...............................                                                                                 --
                                      -----------  -----------       -------          -------    -------------  ------------
    Total operating expenses........      58,367        7,995          3,041           (4,310)         812           65,905
                                      -----------  -----------       -------          -------    -------------  ------------
    Operating income (loss).........         534           97            (26)            (839)        (812)          (1,046)
Interest expense, net...............        (155)                       (143)                       (3,205)(4)       (3,503)
Other expense, net..................                                                                 1,439(5)         1,439
                                      -----------  -----------       -------          -------    -------------  ------------
    Income (loss) before
     extraordinary items............         379           97           (169)            (839)      (2,578)          (3,110)
Dividends and accretion.............                                                                19,651(6)        19,651
                                      -----------  -----------       -------          -------    -------------  ------------
Net income applicable to common
 stock..............................   $     379    $      97      $    (169)      $     (839)   $  17,073       $   16,541
                                      -----------  -----------       -------          -------    -------------  ------------
                                      -----------  -----------       -------          -------    -------------  ------------
Weighted average shares
 outstanding........................                                                                    94(6)            94
                                                                                                 -------------  ------------
                                                                                                 -------------  ------------

                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                (in thousands)



                                                                                                        PRO FORMA
                                                                  HISTORICAL                           ADJUSTMENTS
                                                        ------------------------------                  FOR OTHER
                                                             OTHER                        PRO FORMA      HERITAGE
                                                        ACQUISITIONS (1) DISPOSITION (2)  ADJUSTMENTS  TRANSACTIONS
                                                        ---------------  -------------  -------------  ------------
Net revenues..........................................     $     869       $  (2,443)     $  --         $   (1,574)
                                                             -------     -------------       ------    ------------
Cost of services......................................           309            (625)                         (316)
Selling, general and administrative...................           583            (599)                          (16)
Depreciation..........................................           117            (331)                         (214)
Amortization..........................................           166            (123)           246(6)         289
Other.................................................                                                      --
                                                             -------     -------------       ------    ------------
  Total operating expenses............................         1,175          (1,678)           246           (257)
                                                             -------     -------------       ------    ------------
  Operating income....................................          (306)           (765)          (246)        (1,317)
Interest expense, net.................................          (293)                           555(4)         262
Other expense, net....................................                                                      --
                                                             -------     -------------       ------    ------------
    Income (loss) before extraordinary items..........     $    (599)      $    (765)     $     309     $   (1,055)
                                                             -------     -------------       ------    ------------
                                                             -------     -------------       ------    ------------



    (1)Represents historical operating results of radio stations KIHT (acquired March 1994), KKCJ (acquired April 1995) and KXYQ (acquired June 1995) for the periods prior to their acquisition by Heritage.




    (2)Represents historical  operating results  of  KDLT (sold  in  October
       1994) and KEVN (expected to be sold in January 1996) for the periods prior to their sale or anticipated sale by Heritage.



    (3)Represents  net  additional   amortization  expense  resulting   from
       Heritage's acquisitions and dispositions as follows (in thousands):



                                                                   YEAR ENDED      NINE MONTHS
                                                                  DECEMBER 31,   ENDED SEPTEMBER
                                                                      1994          30, 1995
                                                                  -------------  ---------------
Eliminate historical amortization expense of acquirees..........    $    (689)      $     (43)
Add amortization expense relating to new intangible balances for periods prior to acquisition
 Powerforce ($5.7 million over 40 years)........................          143          --
 Strategium Media ($18.4 million over 40 years).................          384          --
 Radio station acquisitions ($19.9 million over 15 years).......          974             289
                                                                       ------           -----
    Pro forma adjustment........................................    $     812       $     246
                                                                       ------           -----
                                                                       ------           -----

    (4)Represents net additional interest expense resulting from Heritage's acquisitions and dispositions as follows (in thousands):



                                                                   YEAR ENDED     NINE MONTHS
                                                                  DECEMBER 31,  ENDED SEPTEMBER
                                                                      1994         30, 1995
                                                                  ------------  ---------------
Eliminate historical interest expense of acquirees..............   $      298      $     293
Add interest expense relating to new amounts of debt outstanding for periods prior to acquisition
 Powerforce ($7.3 million of additional debt)...................         (511)        --
 Strategium Media ($17.8 million of additional debt)............       (1,410)        --
 Radio station acquisitions ($22.7 million and $14.9 million
  of additional debt in 1994 and 1995, respectively)............       (1,179)          (683)
Add interest expense for additional debt used to retire the
 settlement rights ($39 million)................................       (1,593)        --
Deduct interest expense for net proceeds from dispositions......        1,190            945
                                                                  ------------        ------
    Pro forma adjustment........................................   $   (3,205)     $     555
                                                                  ------------        ------
                                                                  ------------        ------



    (5)Represents the elimination of the historical loss on the sale of KDLT in October 1994 of $1.4 million.



    (6)Represents the elimination of historical dividends on Heritage's preferred stock which was converted to common stock in January 1994 and accretion on Heritage's settlement rights which were retired in July 1994. Assuming the conversion of preferred stock occurred on January 1, 1994 also results in an increase of 94,000 shares in the weighted average shares outstanding for the year ended December 31, 1994.



(b) The unaudited pro forma condensed combined balance sheet as of September 30, 1995 and the unaudited pro forma consolidated statements of income for the year ended December 31, 1995 and the nine months ended September 30, 1995 give pro forma effect for other DIMAC transactions which include the acquisitions of The Direct Marketing Group, Inc. (May 31, 1994), Palm Coast Data, Ltd. (May 1, 1995), and T.R. McClure and Company, Inc. and Related Companies (October 2, 1995), as well as the initial public offering of DIMAC's common stock (August 3, 1994), as follows:

                               SEPTEMBER 30, 1995
                                 (in thousands)



                                                                        MCCLURE                      PRO FORMA
                                                                      HISTORICAL                  ADJUSTMENTS FOR
                                                                         AS OF       PRO FORMA      OTHER DIMAC
                                                                        9/30/95     ADJUSTMENTS    TRANSACTIONS
                                                                      -----------  -------------  ---------------
ASSETS
Cash and cash equivalents...........................................   $     270   $    (204)(1)    $        66
Trade receivables, net..............................................       3,391        --                3,391
Prepaid expenses and other..........................................          72        --                   72
                                                                      -----------  -------------  ---------------
    Total current assets............................................       3,733        (204)             3,529
Property and equipment, net.........................................         922         578 (2)          1,500
Goodwill and other intangibles, net.................................      --          13,227 (2)         13,227
Other assets........................................................         182        (182)(1)        --
                                                                      -----------  -------------  ---------------
                                                                       $   4,837   $  13,419        $    18,256
                                                                      -----------  -------------  ---------------
                                                                      -----------  -------------  ---------------
LIABILITIES AND EQUITY
Current portion of long-term debt...................................   $   1,446   $  (1,443)(3)    $         3
Accounts payable and accrued expenses...............................       1,601         (40)(3)          1,561
Other current liabilities...........................................         756         (66)(3)            690
                                                                      -----------  -------------  ---------------
    Total current liabilities.......................................       3,803      (1,549)             2,254
Long-term debt, less current portion................................         463      15,539 (4)         16,002
Stockholders' equity................................................         571        (571)(5)        --
                                                                      -----------  -------------  ---------------
                                                                       $   4,837   $  13,419        $    18,256
                                                                      -----------  -------------  ---------------
                                                                      -----------  -------------  ---------------



(1) Reflects assets not acquired by DIMAC.

(2) Reflects the preliminary  allocation of the purchase  price paid to  McClure stockholders over the net historical cost of assets acquired. The preliminary allocation of the purchase price does not include amounts payable under certain contingent payment obligations. Such payments are based on the attainment by the newly formed McClure Group subsidiary of certain financial and operations performance targets over the next four years. The contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

(3) Reflects elimination of debt not assumed by DIMAC.



(4) Reflects the recording of net additional debt incurred by DIMAC to acquire McClure.



(5) Reflects the elimination of all McClure equity balances as a result of the acquisition.

                          YEAR ENDED DECEMBER 31, 1994
                                (in thousands)



                                                                                                       PRO FORMA
                                                                                                      ADJUSTMENTS
                                                                                                       FOR OTHER
                                                     DMG      PALM COAST    MCCLURE     PRO FORMA        DIMAC
                                                 HISTORICAL   HISTORICAL   HISTORICAL  ADJUSTMENTS    TRANSACTIONS
                                                 -----------  -----------  ---------  --------------  ------------
Net revenues...................................   $   6,937    $  12,916   $  27,142  $     --         $   46,995
Cost of services...............................       4,455        7,372      16,843        --             28,670
Selling, general and administrative............       2,022        3,040       9,482      (2,700)(6)       11,844
Depreciation...................................         171          875         225         142(7)         1,413
Amortization...................................          32           33      --             873(8)           938
Other..........................................      --               42      --            --                 42
                                                 -----------  -----------  ---------  --------------  ------------
    Total operating expenses...................       6,680       11,362      26,550      (1,685)          42,907
                                                 -----------  -----------  ---------  --------------  ------------
Operating income...............................         257        1,554         592       1,685            4,088
Interest expense, net..........................        (267)        (314)        (22)         26(9)          (577)
                                                 -----------  -----------  ---------  --------------  ------------
Income (loss) before income taxes..............         (10)       1,240         570       1,711            3,511
Income taxes...................................           3       --              20       1,347 (10        1,370
                                                 -----------  -----------  ---------  --------------  ------------
Income (loss) before extraordinary
 item..........................................   $     (13)   $   1,240   $     550  $      364       $    2,141
                                                 -----------  -----------  ---------  --------------  ------------
                                                 -----------  -----------  ---------  --------------  ------------



                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                (in thousands)



                                                                                                      PRO FORMA
                                                                                                     ADJUSTMENTS
                                                                                                      FOR OTHER
                                                             PALM COAST    MCCLURE     PRO FORMA        DIMAC
                                                             HISTORICAL   HISTORICAL  ADJUSTMENTS    TRANSACTIONS
                                                             -----------  ---------  --------------  ------------
Net revenues...............................................   $   5,198   $  22,011  $     --         $   27,209
Cost of services...........................................       2,874      14,259        --             17,133
Selling, general and administrative........................       1,023       7,289     (1,467)(6)         6,845
Depreciation...............................................          26         218         42 (7)           286
Amortization...............................................         127      --            363 (8)           490
                                                             -----------  ---------    -------       ------------
    Total operating expenses...............................       4,050      21,766     (1,062)           24,754
                                                             -----------  ---------    -------       ------------
Operating income...........................................       1,148         245      1,062             2,455
Interest expense, net......................................         (89)        (44)    (1,232)(9)        (1,365)
Other expense, net.........................................        (349)     --            349 (11)       --
                                                             -----------  ---------    -------       ------------
Income (loss) before income taxes..........................         710         201        179            1,090
Income taxes...............................................      --              48        385 (10)         433
                                                             -----------  ---------    -------       ------------
Income (loss) before extraordinary item....................   $     710   $     153  $    (206)       $      657
                                                             -----------  ---------    -------       ------------
                                                             -----------  ---------    -------       ------------



(6) The selling, general and administrative expense adjustment is as follows (in thousands):



                                                                                             YEAR ENDED   NINE  MONTHS
                                                                                            DECEMBER 31,  ENDED SEPTEM-
                                                                                                1994      BER 30, 1995
                                                                                            ------------  ------------
Elimination of costs associated with management positions eliminated in connection with the sale of DMG to DIMAC and certian professional fees incurred by DMG  and McClure in
 anticipation of each sale................................................................   $     (400)   $     (100)
Elimination of discretionary bonuses related to subchapter S status.......................       (2,300)       (1,367)
                                                                                            ------------  ------------
                                                                                             $   (2,700)   $   (1,467)
                                                                                            ------------  ------------
                                                                                            ------------  ------------

(7) The depreciation adjustment (based on preliminary purchase price allocation) is as follows (in thousands):



                                                                                            NINE MONTHS
                                                                             YEAR ENDED        ENDED
                                                                            DECEMBER 31,   SEPTEMBER 30,
                                                                                1994           1995
                                                                            -------------  -------------
Increase in depreciation..................................................    $     142      $      42
                                                                            -------------  -------------
                                                                            -------------  -------------



(8) The amortization expense adjustment (based on preliminary purchase price allocation) is as follows (in thousands):



                                                                                            NINE MONTHS
                                                                             YEAR ENDED        ENDED
                                                                            DECEMBER 31,   SEPTEMBER 30,
                                                                                1994           1995
                                                                            -------------  -------------
Increase in amortization of goodwill (based on a preliminary weighted
 average life of 25 years)................................................    $     848      $     490
Increase in amortization of non-compete agreements (based on a life of 4
 years)...................................................................           49         --
Increase in amortization of customer list (based on preliminary life of 10
 years)...................................................................           41         --
Elimination of historical amortization on assets not acquired.............          (65)          (127)
                                                                            -------------  -------------
                                                                              $     873      $     363
                                                                            -------------  -------------
                                                                            -------------  -------------



(9) The interest expense adjustment is as follows (in thousands):



                                                                                            NINE MONTHS
                                                                             YEAR ENDED        ENDED
                                                                            DECEMBER 31,   SEPTEMBER 30,
                                                                                1994           1995
                                                                            -------------  -------------
Elimination of historical interest expense on debt not assumed............    $    (481)     $    (125)
Increase in interest expense on debt incurred by DIMAC for the various acquisitions (based on the average effective interest rate of the
 acquisition debt)........................................................        2,694          1,357
Amortization of debt issuance costs relating to debt incurred by DIMAC for
 the various acquisitions.................................................          111         --
Elimination of interest expense on redemption of $25,000 principal of debt
 retired from proceeds of the initial public offering.....................       (2,066)        --
Elimination of pro rata portion of interest expense on debt incurred by
 DIMAC for the DMG acquisition repaid from proceeds of the initial public
 offering.................................................................         (140)        --
Elimination of amortization of debt issuance costs and original issue
 discount on debt retired from proceeds of the initial public offering....         (144)        --
                                                                            -------------  -------------
                                                                              $     (26)     $   1,232
                                                                            -------------  -------------
                                                                            -------------  -------------



(10) Reflects the tax effects of the various transactions based on DIMAC's estimated marginal tax rate of 39.0%.



(11) Elimination of historical expense as a result of the Palm Coast write-offs prior to acquisition.



(c) Reflects the issuance of $150 million of Notes at an interest rate of 9.25% and receipt of related proceeds, net of estimated financing costs of $3,587,000.


(d) Reflects the exercise of options by DIMAC management to purchase 299,250 shares of DIMAC common stock at various exercise prices and the resultant receipt of cash. Management believes that these optionholders will exercise such options prior to consummation of the Merger.

(e) Reflects the reclassification of the current portion of DIMAC's credit agreement to long-term as the new DIMAC credit agreement will not require principal payments until 1997.

(f) Reflects consummation of the Merger for total consideration as follows (in thousands):



                                                                                          ASSUMES CASH
                                                                           ASSUMES CASH     AND STOCK
                                                                              MERGER         MERGER
                                                                           CONSIDERATION  CONSIDERATION
                                                                           -------------  -------------
Consideration paid to DIMAC shareholders
  Cash (6,790,655 shares outstanding x $28)..............................   $   190,138        --
  Cash (6,790,655 shares outstanding x $21)..............................       --             142,603
  Heritage stock (6,790,655 shares x $7).................................       --              47,535
Consideration paid to remaining DIMAC optionholder.......................         2,665          2,665
Acquisition fees paid to advisors........................................         4,600          4,600
                                                                           -------------  -------------
    Total consideration paid.............................................   $   197,403        197,403
                                                                           -------------  -------------
                                                                           -------------  -------------



    For purposes of the Pro Forma Statements, the Heritage Trading Price is assumed to be $27 per share, resulting in the issuance of 1,761,000 shares of Heritage Common Stock. Consideration paid to the remaining DIMAC optionholder results from the exchange of "in-the-money" options to purchase 155,000 shares of DIMAC Common Stock for options to purchase the same number of shares of Heritage Common Stock with equivalent exercise prices, resulting in the issuance of Heritage "in-the-money" options with a market value of $2,665,000 assuming a Heritage Trading Price of $27 per share. See
    (d) for pro forma treatment of remaining DIMAC options.



    The purchase price has been allocated as follows (in thousands):



Purchase price                                                           $ 197,403
Historical book values of DIMAC assets and liabilities
  Cash ($66 plus $3,669 (see (d) above))....................      3,735
  Trade receivables, net....................................     29,943
  Inventory.................................................      8,737
  Prepaid expenses and other................................      1,469
  Deferred income taxes.....................................        166
  Property and equipment, net...............................     20,776
  Goodwill and other intangibles............................     38,459
  Accounts payable and accrued expenses.....................    (15,829)
  Other current liabilities.................................    (11,279)
  Debt......................................................    (67,467)
  Other long-term liabilities...............................     (2,230)     6,480
                                                              ---------  ---------
    Total remaining to be allocated.........................               190,923
Accrued liabilities resulting from the Merger...............                 4,500
Adjustment to goodwill and other intangibles................             $ 195,423
                                                                         ---------
                                                                         ---------
Source of Merger consideration
  Cash......................................................             $ 150,082
  Additional borrowings under new credit facility...........                44,656
  Equity, relating to Heritage options (see (d) above)......                 2,665
                                                                         ---------
    Total...................................................             $ 197,403
                                                                         ---------
                                                                         ---------
Elimination of pro forma DIMAC equity (historical
 equity of $2,811 plus $3,669 (see (d) above))..............             $   6,480
                                                                         ---------
                                                                         ---------



    The purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on their estimated fair values. Book values of DIMAC's working capital accounts, property and equipment and long-term debt are assumed to approximate their fair value. The fair value of identifiable intangible assets, such as customer lists and trained work force, is estimated to be $20 million and will be amortized over an estimated weighted average life of 8 years. Amounts allocated to customer lists and trained work force represents management's estimates of the fair values of such assets considering previous services provided and anticipated future services to be provided to such customers and estimated costs of hiring and training employees of DIMAC. The excess of purchase price over identifiable net assets will be amortized over an estimated life of 40 years.



(g) Reflects capitalization of financing costs of $1,631,000 relating to DIMAC's new credit agreement. Such costs are assumed to be paid with borrowings under the agreement.


(h) Reflects the recognition of deferred income taxes at an estimated effective rate of 35% on the excess of book value over tax bases relating to the DIMAC net assets to be acquired.


(i) Adjusts pro forma amounts previously recorded to reflect the payment of $7 of the Merger Consideration in shares of Heritage Common Stock. See (f) for calculation of the pro forma adjustment.



(j) Reflects the elimination of certain corporate expenses of DIMAC which will not be incurred by the combined entities. Such expenses represent duplicative costs or management fees which will not be paid by DIMAC subsequent to the Merger and are comprised of the following (in thousands):



                                                         YEAR ENDED DECEMBER   NINE MONTHS ENDED
                                                              31, 1994        SEPTEMBER 30, 1995
                                                         -------------------  -------------------
Directors and officers insurance.......................       $      96            $     173
Public company expenses................................          --                      100
Management fees........................................             250                  187
                                                                  -----                -----
  Pro forma adjustment.................................       $     346            $     460
                                                                  -----                -----
                                                                  -----                -----


(k) Reflects incremental amortization of intangible assets acquired in the Merger.


(l) Reflects incremental interest and amortization of deferred finance costs relating to the $150 million of Notes at 9.25% and DIMAC's new credit agreement, assuming a weighted average interest rate of 9% on borrowings under such credit agreement for the year ended December 31, 1994 and the nine months ended September 30, 1995 as follows (in thousands):



                                                            YEAR ENDED      NINE MONTHS ENDED
                                                         DECEMBER 31, 1994  SEPTEMBER 30, 1995
                                                         -----------------  ------------------
Interest on $150 million Notes.........................     $    13,875         $   10,406
Interest on borrowings of $112 million under the new
 DIMAC credit agreement................................          10,238              7,678
Amortization of debt issuance costs....................             584                438
Less: DIMAC interest as adjusted.......................          (6,646)            (4,939)
                                                               --------           --------
  Pro forma adjustment.................................     $    18,051         $   13,583
                                                               --------           --------
                                                               --------           --------


(m) Reflects the incremental adjustment necessary to present income tax expense of the combined entities, assuming the other transactions of Heritage and DIMAC, the Merger and the issuance of the Notes occurred on January 1, 1994. Deferred tax assets have been recognized to the extent that they offset deferred tax liabilities that will reverse in the carryforward period. For the year ended December 31, 1994, pro forma federal tax was offset by previously unrecognized deferred tax assets of $5.2 million ($6.3 million assuming the Merger Consideration is comprised of cash and stock). For the nine months ended September 30, 1995, pro forma tax was partially offset by previously unrecognized deferred tax assets of $2.2 million ($1.1 million assuming the Merger Consideration is comprised of cash and stock).


(n) Reflects the reduction in interest and increase in estimated income tax expense resulting from the payment of $7 of the Merger Consideration in shares of Heritage Common Stock, assuming a Heritage Trading Price of $27 per share for the Heritage Common Stock. Such adjustment is calculated by multiplying the amount of Merger Consideration to be paid in Heritage Common Stock of $47,535,000 times the assumed weighted average interest rate under the new DIMAC credit agreement of 9% for the respective periods.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
T. R. McClure and Company, Inc. and Related Companies

    We have audited the accompanying combined balance sheets of T. R. McClure and Company, Inc. and related companies as of December 31, 1993 and 1994, and the related combined statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of T. R. McClure and Company, Inc. and related companies at December 31, 1993 and 1994, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Mortenson and Associates, P.C.,
                                          formerly La Vecchia & Zarro

Nutley, New Jersey
February 1, 1995

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                      DECEMBER 31
                                                                                  --------------------
                                                                                    1993       1994
                                                                                  ---------  ---------
Current assets:
  Cash and cash equivalents.....................................................  $      12  $     615
  Accounts receivable -- trade, net of allowance for doubtful accounts of $13 in
   1993, $15 in 1994, and $15 in 1995...........................................      2,625      2,933
  Other current assets..........................................................         22         65
                                                                                  ---------  ---------
    Total current assets........................................................      2,659      3,613

Property, equipment and leasehold improvements:
  Machinery and equipment.......................................................        540        815
  Furniture and fixtures........................................................        292        361
  Lease hold improvements.......................................................        338        345
  Data processing software......................................................        122        161
                                                                                  ---------  ---------
                                                                                      1,290      1,682
Less accumulated depreciation...................................................       (540)      (764)
                                                                                  ---------  ---------
                                                                                        750        918
Due from Stockholders and Affiliates............................................         43        279
Other Assets....................................................................         43         24
                                                                                  ---------  ---------
                                                                                  $   3,495  $   4,834
                                                                                  ---------  ---------
                                                                                  ---------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash management liability.....................................................  $     230  $  --
  Accounts payable..............................................................        833        381
  Advances from customers.......................................................        522      2,285
  Accrued liabilities:
    Compensation................................................................        191        232
    Other.......................................................................        499        533
  Income taxes payable..........................................................          7          8
  Line of credit................................................................     --         --
  Current maturities of long-term debt and capital lease obligations............        133        147
                                                                                  ---------  ---------
    Total current liabilities...................................................      2,415      3,586

Long-term debt and capital lease obligations....................................        407        396
                                                                                  ---------  ---------
    Total liabilities...........................................................      2,822      3,982

Stockholders' equity:
  Common stock..................................................................          1          2
  Additional paid-in capital....................................................         39         39
  Retained earnings.............................................................        633        810
  Unrealized gain...............................................................     --              1
                                                                                  ---------  ---------
    Total stockholders' equity..................................................        673        852
                                                                                  ---------  ---------
                                                                                  $   3,495  $   4,834
                                                                                  ---------  ---------
                                                                                  ---------  ---------

                            See accompanying notes.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)


                                                                          YEARS ENDED
                                                                          DECEMBER 31
                                                                      --------------------
                                                                        1993       1994
                                                                      ---------  ---------
Net sales...........................................................  $  17,871  $  27,142
Cost of sales.......................................................     10,782     17,068
                                                                      ---------  ---------
Gross profit........................................................      7,089     10,074

Selling, general and administrative expenses........................      5,209      6,931
Discretionary bonuses...............................................      1,351      2,551
                                                                      ---------  ---------
Income from operations..............................................        529        592

Interest expense, net...............................................         39         22
                                                                      ---------  ---------
Income before provision for state income taxes......................        490        570
Provision for state income taxes....................................         13         20
                                                                      ---------  ---------
Net income..........................................................        477        550

Retained earnings, beginning of period..............................        253        633

Less:
  Dividends.........................................................         67        373
  Retirement of treasury shares.....................................         30     --
                                                                      ---------  ---------
Retained earnings, end of period....................................  $     633  $     810
                                                                      ---------  ---------
                                                                      ---------  ---------


                            See accompanying notes.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                            YEARS ENDED
                                                                            DECEMBER 31
                                                                        --------------------
                                                                          1993       1994
                                                                        ---------  ---------
OPERATING ACTIVITIES
Net income............................................................  $     477  $     550
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization expense...............................        188        225
  Other...............................................................     --              2
  Changes in net assets and liabilities:
    Accounts receivable...............................................     (1,233)      (308)
    Other assets......................................................          5        (82)
    Accounts payable..................................................        762       (642)
    Advances from customers...........................................        191      1,763
    Accrued liabilities...............................................        357         75
                                                                        ---------  ---------
                                                                              270      1,033
                                                                        ---------  ---------
      Net cash provided by (used in) operating activities.............        747      1,583

INVESTING ACTIVITIES
Purchase of property, plant and equipment.............................       (237)      (345)
Net loans to Stockholders and Affiliates..............................       (273)      (235)
Other.................................................................        (33)         6
                                                                        ---------  ---------
      Net cash used in investing activities...........................       (543)      (574)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt..............................        435        100
Principal payments on long-term debt and capital lease obligations....       (123)      (134)
Dividends paid........................................................        (66)      (372)
                                                                        ---------  ---------
Net cash used in financing activities.................................        246       (406)
                                                                        ---------  ---------
Net (decrease) increase in cash and cash equivalents..................        450        603
Cash and cash equivalents, beginning of period........................       (438)        12
                                                                        ---------  ---------
Cash and cash equivalents, end of period..............................  $      12  $     615
                                                                        ---------  ---------
                                                                        ---------  ---------


                            See accompanying notes.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
                     NOTES TO COMBINED FINANIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

                     YEARS ENDED DECEMBER 31, 1993 AND 1994



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The combined financial statements include the accounts of T. R. McClure & Company, Inc., Creative Commercial Productions, Inc., American Print, Inc., American Media Direct, Inc., Print America Direct, Inc. and New Era Marketing, Inc. collectively referred to as the Companies. Print America Direct, Inc. and American Data Marketing and Services, Inc. began operations in 1995 and 1994, respectively. The Companies are related through common ownership and management. All significant intercompany balances and transactions have been eliminated.




    CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using an accelerated method over the respective asset's estimated useful life (which ranges from 5 to 7 years). Leasehold improvements are amortized using an accelerated method over the lesser of the respective asset's estimated useful life or the lease term.

    REVENUE RECOGNITION

    The Companies perform work in accordance with individual client projects. Revenue generally is recognized after all work on a project has been completed and the Companies can reasonably determine the amount of income to be recognized.

2.  COMMON STOCK
    Details of the Companies' common stock are as follows:

                                                                        SHARES
                                                           SHARES     ISSUED AND
                                              PAR VALUE  AUTHORIZED   OUTSTANDING
                                              ---------  -----------  -----------
T. R. McClure & Company, Inc. ...............   No par      1,000       105.47
Creative Commercial Productions, Inc. .......   No par      1,000       105.47
American Print, Inc. ........................   No par      1,000     1,000
American Media Direct, Inc. .................     $1        1,000       100
American Data Marketing and Services, Inc. ..   No par      1,000     1,000
Print America Direct, Inc. ..................   No par      1,000       100
New Era Marketing, Inc. .....................   No par      1,000       100

3.  ADVANCES FROM CUSTOMERS
    The Companies engage in the business of directly mailing a client's printed advertisements through the hiring of a subcontractor to perform the mailing. As a result, the Companies require "mailing" clients to provide postage monies in advance, creating a current liability during the transition between the receipt of postage monies and the eventual purchase of postage at the time of mailing.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
               NOTES TO COMBINED FINANIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

3.  ADVANCES FROM CUSTOMERS (CONTINUED)
    In addition, the Companies pre-bill certain clients for prospective special order work to be performed in the near future.

4.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS
    Long-term debt and capital leases consisted of the following:


                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1993       1994
                                                                          ---------  ---------
$400 term note payable in monthly installments of $7 plus interest at
 1.75% above the prime rate (8.5% and 9.0% at December 31, 1994 and June
 30, 1995, respectively); matures January 1, 1998.......................  $     327  $     247
$100 term note payable in monthly installments of $2 including interest
 at 9.25%; matures November 10, 1999....................................     --            100
$200 term note payable in monthly installments of $3 plus interest at
 1.25% above the prime rate (9.0% at June 30, 1995); matures April 3,
 2000...................................................................     --         --
Note payable to former Stockholder for the purchase of their stock holdings in the Companies payable in annual installments of $32 plus interest at the lesser of 2% below the prime rate or 10% (4.23% and
 6.5% at December 31, 1994 and June 30, 1995, respectively); matures
 July 1, 1998; collateralized by the related stock holdings of the
 Companies..............................................................        128         96
Other loans for equipment...............................................         16          2
Capital lease obligations...............................................         33         63
Other...................................................................         36         35
                                                                          ---------  ---------
                                                                                540        543
Less current portion....................................................       (133)      (147)
                                                                          ---------  ---------
                                                                          $     407  $     396
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Companies have entered into a revolving credit agreement (the Agreement) with Prime Savings Bank for the purpose of financing working capital needs. The Agreement is subject to a limit of $1,460 or 80% of the aggregate eligible accounts receivable less the sum of all the line of credit advances outstanding and unpaid, and bears interest at the bank's prime rate plus 0.75%. Amounts extended under the Agreement, which includes the term loans above, are collateralized by the accounts receivable, contracts, intangibles, equipment, and inventories of the Companies and is guaranteed, jointly and severally, by T. R. McClure and Company, Inc., Creative Commercial Productions, Inc. American Print, Inc. American Media Direct, Inc. American Promotional Packaging, Inc. Print America Direct, Inc., American Data Marketing and Services Inc., New Era Marketing Inc. and by all the Stockholders. There also is an assignment of a $500 life insurance policy on the life of Thomas R. McClure. There were no outstanding line of credit balances due as of December 31, 1993 and 1994.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
               NOTES TO COMBINED FINANIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

4.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    The Agreement places certain restrictions on the Companies' ratio of liabilities to tangible net worth and requires average compensating deposit balances, measured quarterly, equal to at least 10% of the average principal balance.

    Maturities of long-term debt and capital leases as of December 31, 1994 are as follows:

                                                                    1994
                                                                  ---------
1995............................................................  $     147
1996............................................................        179
1997............................................................        144
1998............................................................         33
Thereafter......................................................         40
                                                                  ---------
                                                                  $     543
                                                                  ---------
                                                                  ---------

5.  EMPLOYEE BENEFITS

    The Companies sponsor a defined contribution plan which provides retirement benefits to substantially all employees. Participants may elect to defer a percentage up to 10% of their compensation each year, subject to federal limitations. The Companies may elect to make a discretionary contribution to match a portion of employee contributions to the plan, as well as an additional discretionary contribution. The Companies' contributions to this plan charged to expense were $170 and $200 for the years ended December 31, 1993 and 1994, respectively.

    The Companies made payments to certain employees under a discretionary bonus program. The amount charged to expense under that program was $1,351 and $2,551 for the years ended December 31, 1993 and 1994, respectively.


6.  LEASE COMMITMENTS
    The Companies conduct their operations from 12 corporate condominium units, 10 of which are located in Valley Forge, Pennsylvania, one in Jacksonville, Florida and another in Chicago, Illinois. Triple net annual operating leases exist on each of these units, which are renewable each year with no escalation. Therefore, the Companies are responsible for all maintenance, insurance, and real estate taxes on these units.

    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in long-term debt. Related amortization is included in depreciation.


    Total rental expense, including short-term rentals and rentals under noncancelable operating leases, was $272 and $334 for the years ended December 31, 1993 and 1994, respectively.


    There are no rental commitments under noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1994.

7.  INCOME TAXES
    The Companies have elected by unanimous consent of their stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal corporate income taxes on their respective income; instead the Stockholders are liable for individual federal income taxes on their respective shares of the Companies' taxable income.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
               NOTES TO COMBINED FINANIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
7.  INCOME TAXES (CONTINUED)

    Retained earnings includes undistributed S Corporation income of $553 and $731 at December 31, 1993 and 1994, respectively.


8.  CONCENTRATION OF CREDIT RISK
    Financial statement items which potentially subject the Companies to concentrations of credit risk are cash on deposit at a financial institution and trade accounts receivable.

    CASH ON DEPOSIT

    The Companies maintain substantial cash balances in one bank which is insured by the Federal Deposit Insurance Corporation up to a maximum of $100 for each company. At December 31, 1994, uninsured accounts on deposit amounted to $3,629. The significant difference between this amount and the amount shown in the combined balance sheet is due to the issuance of checks by the Companies which were outstanding at December 31, 1994.

    ACCOUNTS RECEIVABLE

    The Companies routinely assess the financial strength of their customers and establish an allowance for uncollectible accounts based upon factors surrounding the credit risk by the customers. Consequently, the Companies' management believes that the accounts receivable credit risk exposure beyond such allowance is limited.

9.  SUPPLEMENTAL CASH FLOW DISCLOSURES
    Significant noncash transactions and supplemental cash flow activity is summarized as follows:


                                                                             YEARS ENDED
                                                                             DECEMBER 31
                                                                         --------------------
                                                                           1993       1994
                                                                         ---------  ---------
Noncash transactions:
  Capital lease issued for equipment...................................    $  39      $  38
  Retirement of outstanding treasury stock.............................      112        --
Cash paid during the period for:
  Interest.............................................................       44         43
  Income Taxes.........................................................       10         19

10. RELATED PARTY TRANSACTIONS
    The Companies lease their facilities in Valley Forge, Pennsylvania from certain Stockholders of the Companies. Lease payments for such facilities totaled $227 and $261 in the years ended December 31, 1993 and 1994, respectively.

    The Companies provide certain administrative functions and working capital funding for certain affiliated entities, which are not included in the combined financial statements. The Companies are reimbursed for their actual expenses incurred and payments made on the behalf of those entities. Amounts due from Affiliates totaled $2 and $69 at December 31, 1993 and 1994, respectively.


11. SUBSEQUENT EVENTS (UNAUDITED)
    On October 2, 1995 the Companies sold its operations and substantially all of its assets to DIMAC Corporation.

             T. R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES
               NOTES TO COMBINED FINANIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

11. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
    T. R. McClure & Company, Inc. purchased the assets of SuperStuffers (a general partnership) on July 10, 1995. The purchase price was $20. Related to this transaction, the Company borrowed a $50 term loan from Prime Bank. The loan has a term of five years with monthly principal payments of $0.8 plus interest at 1.25% above the prime rate.

            T.R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES

                     UNAUDITED COMBINED BALANCE SHEET
                          (DOLLARS IN THOUSANDS)


                                                                       SEPTEMBER
                                                                          1995
                                                                       ---------
ASSETS
Current Assets:
  Cash and cash equivalents                                             $  270
  Accounts receivable -- trade, net of allowance for
   doubtful accounts of $17                                              3,390
  Other current assets                                                      75
                                                                        ------
Total current assets                                                     3,735

Property, equipment and leasehold improvements:
  Machinery and Equipment                                                  922
  Furniture and Fixtures                                                   385
  Leasehold improvements                                                   345
  Data processing software                                                 208
                                                                        ------
                                                                         1,860
  Less accumulated depreciation                                           (938)
                                                                        ------
                                                                           922

  Due from Stockholders and Affiliates                                      45
  Other Assets                                                             135
                                                                        ------
                                                                        $4,837
                                                                        ------
                                                                        ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                      $  638
  Advances from customers                                                  756
  Accrued liabilities:
    Compensation                                                           100
    Other                                                                  837
  Income taxes payable                                                      27
  Line of credit                                                         1,250
  Current maturities of long-term debt and capital lease obligations       195
                                                                        ------
Total current liabilities                                                3,803

  Long-term debt and capital lease obligations                             463
                                                                        ------
Total liabilities                                                        4,266

Stockholders' equity:
  Common stock                                                               3
  Additional paid-in capital                                                40
  Retained earnings                                                        527
  Unrealized holding gain on marketable securities                           1
                                                                        ------
Total stockholders' equity                                                 571
                                                                        ------
                                                                        $4,837
                                                                        ------
                                                                        ------

See accompanying notes.

            T.R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES

      UNAUDITED COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                            (DOLLARS IN THOUSANDS)


                                                     NINE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                   ---------------------
                                                     1994          1995
                                                   -------       -------
Net sales                                          $20,141       $22,011
Cost of sales                                       13,014        14,477
                                                   -------       -------
Gross profit                                         7,127         7,534

Selling, general and administrative expenses         4,839         5,852
Discretionary bonuses                                1,685         1,437
                                                   -------       -------
Income from operations                                 603           245

Other Income and (Expenses):
  Interest expense, net                                (26)          (44)
  Other Income and (Expenses), net                      --            --
                                                   -------       -------
Total Other Income and (Expenses)                      (26)          (44)

Income before provision for state income taxes         577           201
Provisions for state income taxes                       15            48
                                                   -------       -------
Net income                                             562           153

Retained earnings, beginning of period                 633           810

    Less: Dividends                                     66           436
                                                   -------       -------
Retained earnings, end of period                   $ 1,129       $   527
                                                   -------       -------
                                                   -------       -------

See accompanying notes.

            T.R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES

                 UNAUDITED COMBINED STATEMENT OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)


                                                          NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                        ---------------------
                                                          1994          1995
                                                        -------       -------
OPERATING ACTIVITIES

Net income                                              $   562       $   153
Adjustments to reconcile net income to net cash
 used in operating activities:
  Depreciation and amortization expense                     149           213
  Other                                                     (13)            6
  Changes in net assets and liabilities:
    Accounts Receivable                                  (1,095)         (456)
    Other Assets                                            (75)            3
    Accounts Payable                                      1,392           310
    Advances from customers                                 694        (1,595)
    Accrued liabilities                                    (128)          204
                                                        -------       -------
                                                           (891)       (1,315)
                                                        -------       -------
Net cash provided by (used in) operating activities       1,486        (1,162)

INVESTING ACTIVITIES
Purchase of property, plant and equipment                  (380)         (256)
Net loans to Stockholders and Affiliates                    (20)          234
Other                                                         0           (88)
                                                        -------       -------
Net cash used in investing activities                      (400)         (110)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                      0         1,500
Principal payments on long-term debt and capital
 lease obligations                                         (139)         (137)
Dividends paid                                              (66)         (436)
                                                        -------       -------
Net cash used in financing activities                      (156)          927
                                                        -------       -------
Net increase (decrease) in cash and cash equivalents        930          (345)
Cash and cash equivalents, beginning of period               12           615
                                                        -------       -------
Cash and cash equivalents, end of period                $   942       $   270
                                                        -------       -------
                                                        -------       -------


See accompanying notes.

            T.R. MCCLURE AND COMPANY, INC. AND RELATED COMPANIES

              NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                          (DOLLARS IN THOUSANDS)
                            SEPTEMBER 30, 1995

NOTE A. BASIS OF PRESENTATION

    The combined financial statements include the accounts of T.R. McClure & Company, Inc., Creative Commercial Productions, Inc., American Print, Inc., American Media Direct, Inc., American Data Marketing and Services, Inc., Print America Direct, Inc., Superstuffers, Inc. and New Era Marketing, Inc. collectively referred to as the Companies. The Companies are related through common ownership and management. All significant intercompany balances and transactions have been eliminated.

    The unaudited financial statements reflect all adjustments of a normal recurring nature necessary, in the opinion of management, for the fair presentation of the financial position, the results of operations and the cash flows for the interim periods presented.

NOTE B. SUBSEQUENT EVENTS

     On July 26, 1995, the Companies signed a letter of intent to sell its operations and substantially all of its assets of DIMAC Corporation. The sales price, subject to certain working capital changes is $16,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Palm Coast Data, Ltd.
Palm Coast, Florida

    We have audited the accompanying balance sheets of Palm Coast Data, Ltd. (the Company) as of December 31, 1993 and 1994, and the related statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Palm Coast Data, Ltd. as of December 31, 1993 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

Jacksonville, Florida
March 23, 1995

                             PALM COAST DATA, LTD.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                             ASSETS

                                                                                 DECEMBER 31
                                                                             --------------------
                                                                               1993       1994
                                                                             ---------  ---------

Current assets:
  Cash and cash equivalents................................................  $       7  $     231
  Accounts receivable -- trade, net of allowance for doubtful accounts of
   $36 in 1994.............................................................      2,245      3,280
  Other accounts receivable................................................         11         27
  Prepaid expenses.........................................................         30        105
                                                                             ---------  ---------
Total current assets.......................................................      2,293      3,643

Property, plant and equipment, net.........................................      2,164      2,950
Equipment under capital leases, net........................................      1,538      1,201
Other assets:
  Deferred charges, net of accumulated amortization of $53 and $90 in 1993
   and 1994................................................................        111         95
  Other....................................................................         51        246
                                                                             ---------  ---------
                                                                             $   6,157  $   8,135
                                                                             ---------  ---------
                                                                             ---------  ---------
                           LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable.........................................................  $      37  $      12
  Advances from customers..................................................         75      1,044
  Accrued liabilities:
    Compensation...........................................................        104        124
    Other..................................................................        181        289
  Current portion of long-term debt........................................        543        600
  Current portion of obligations under capital leases......................        410        352
                                                                             ---------  ---------
Total current liabilities..................................................      1,350      2,421
Long-term debt, net of current portion.....................................      2,297      2,513
Obligations under capital leases, net of current portion...................      1,141        892
                                                                             ---------  ---------
Total liabilities..........................................................      4,788      5,826
Commitments (Notes 3 and 6)
Partners' equity:
  Partners' capital account................................................        600        600
  Retained earnings........................................................        769      1,709
                                                                             ---------  ---------
Total partners' equity.....................................................      1,369      2,309
                                                                             ---------  ---------
                                                                             $   6,157  $   8,135
                                                                             ---------  ---------
                                                                             ---------  ---------

                            See accompanying notes.

                             PALM COAST DATA, LTD.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                              YEARS ENDED
                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1993       1994
                                                                          ---------  ---------

Revenue.................................................................  $   9,933  $  12,916
Operating expenses......................................................      6,369      8,280
General and administrative expenses.....................................      2,545      3,040
                                                                          ---------  ---------
Income from operations..................................................      1,019      1,596
Other income (expense):
  Interest income.......................................................          9         14
  Interest expense......................................................       (254)      (328)
  Other expense.........................................................     --            (42)
                                                                          ---------  ---------
                                                                               (245)      (356)
                                                                          ---------  ---------
Net income..............................................................        774      1,240
Retained earnings, beginning of period..................................        295        769
Distributions to partners...............................................       (300)      (300)
                                                                          ---------  ---------
Retained earnings, end of period........................................  $     769  $   1,709
                                                                          ---------  ---------
                                                                          ---------  ---------

                            See accompanying notes.

                             PALM COAST DATA, LTD.
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                              YEARS ENDED
                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1993       1994
                                                                          ---------  ---------

OPERATING ACTIVITIES
Net income..............................................................  $     774  $   1,240
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization expense.................................        548        908
  Changes in net assets and liabilities:
    Accounts receivable.................................................       (295)    (1,051)
    Prepaid expenses....................................................         31        (75)
    Deferred charges....................................................         33        (21)
    Other assets........................................................        (27)      (215)
    Accounts payable....................................................       (227)       (25)
    Accrued compensation................................................         29         20
    Advances from customers.............................................         76        969
    Accrued liabilities.................................................         41        108
                                                                          ---------  ---------
                                                                                209        618
                                                                          ---------  ---------
Net cash provided by operating activities...............................        983      1,858
INVESTING ACTIVITIES
Purchase of property, plant and equipment...............................       (504)      (959)
                                                                          ---------  ---------
Net cash used in investing activities...................................       (504)      (959)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt................................        270        737
Principal payments on long-term debt....................................       (334)      (750)
Principal payments on capital lease obligations.........................       (249)      (412)
Distributions to partners...............................................       (300)      (300)
Net borrowings under line of credit.....................................     --             50
                                                                          ---------  ---------
Net cash used in financing activities...................................       (613)      (675)
                                                                          ---------  ---------
Net (decrease) increase in cash and cash equivalents....................       (134)       224
Cash and cash equivalents, beginning of period..........................        141          7
                                                                          ---------  ---------
Cash and cash equivalents, end of period................................  $       7  $     231
                                                                          ---------  ---------
                                                                          ---------  ---------

                            See accompanying notes.

                             PALM COAST DATA, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

                     YEARS ENDED DECEMBER 31, 1993 AND 1994


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    BASIS OF PRESENTATION

    The financial statements include the accounts of Palm Coast Data, Ltd. (the Company), a limited partnership organized in the State of Florida and operating in Palm Coast, Florida. The Company is engaged in the business of providing a full range of subscription fulfillment and support services to various media publications.


    CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation has been provided on a straight-line basis based on the estimated useful lives of the related assets which range from 3 to 28 years.

    LEASED PROPERTY

    The Company leases various equipment and software under capital leases with lease terms from 2 to 5 years. The underlying assets acquired are amortized over either the lease term or the estimated useful lives in a manner consistent with the depreciation of the property, plant and equipment. In addition, the Company leases equipment and software under operating leases with lease terms up to 4 years.

    DEFERRED CHARGES

    Deferred charges represent organization costs and debt financing charges and are amortized on a straight-line basis. Organization charges are amortized over 60 months and debt financing charges are amortized over the life of the loan.

    REVENUE RECOGNITION

    Revenues generally are recognized when services are rendered to customers.

    COMPUTER SOFTWARE

    The cost of computer software developed internally is charged to expense as incurred.

    INCOME TAXES

    Palm Coast Data, Ltd. is not a taxable entity and the results of operations are included in the tax returns of the partners. Accordingly, no income tax provision is reflected in the accompanying financial statements.

                             PALM COAST DATA, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

2.  PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment at December 31 is summarized as follows:

                                                                             1993       1994
                                                                           ---------  ---------
Land.....................................................................  $     281  $     281
Buildings................................................................      1,148      1,148
Machinery and equipment..................................................        177        647
Computer equipment.......................................................        503        620
Computer software........................................................        496        505
Furniture and fixtures...................................................         82         99
Building in progress.....................................................     --            563
Automobiles and trucks...................................................     --             19
                                                                           ---------  ---------
                                                                               2,687      3,882
Accumulated depreciation and amortization................................       (523)      (932)
                                                                           ---------  ---------
                                                                           $   2,164  $   2,950
                                                                           ---------  ---------
                                                                           ---------  ---------

3.  LEASES
    Property under capital leases at December 31 is summarized as follows:

                                                                             1993       1994
                                                                           ---------  ---------
Machinery and equipment..................................................  $     122  $     173
Computer equipment.......................................................      1,775      1,830
                                                                           ---------  ---------
                                                                               1,897      2,003
Accumulated amortization.................................................       (359)      (802)
                                                                           ---------  ---------
                                                                           $   1,538  $   1,201
                                                                           ---------  ---------
                                                                           ---------  ---------

    The following is a schedule by years of future minimum lease payments under capital and noncancelable operating leases together with the present value of the net minimum lease payments as of December 31, 1994:

                                                                           CAPITAL    OPERATING
                                                                          ---------  -----------
1995....................................................................  $     448   $     327
1996....................................................................        399         181
1997....................................................................        369          87
1998....................................................................        215          28
1999....................................................................         12      --
                                                                          ---------       -----
Net minimum lease payments..............................................      1,443         623
Amount representing interest............................................       (199)     --
                                                                          ---------       -----
Present value of net minimum lease payments.............................  $   1,244   $     623
                                                                          ---------       -----
                                                                          ---------       -----

    Rent expense was $267 and $569 for the years ended December 31, 1993 and 1994, respectively.

                             PALM COAST DATA, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

4.  LONG-TERM DEBT
    Long-term debt at December 31 consisted of the following:

                                                                                        1993       1994
                                                                                      ---------  ---------
$1,704 term note payable in monthly installments of $40 including interest at 6.41%
 (final lump sum payment due February 1, 1998); collateralized in part by a mortgage on the property, plant and equipment of the Company and personal guarantees of the
 partners of the Company............................................................  $     332  $   1,383
Flagler County Industrial Revenue Bonds, payable in graduated monthly installments plus interest at prime (7.67% at December 31, 1994); matures April 2005;
 collateralized by the property, plant and equipment of the Company.................        867        823
$1,000 construction loan payable in monthly installments of $6, beginning March 1995
 (final lump sum payment due February 1, 2001), plus interest monthly (9% at
 December 31, 1994); interest only payments due until March 1995; collateralized by
 mortgage on property and personal guarantees of the partners of the Company........     --            534
$236 term note payable in monthly installments of $4 plus interest at 7.03%, matures
 March 1999; collateralized by equipment............................................     --            173
$204 term note payable in monthly installments of $3 plus interest at 6.85%, matures
 March 1999; collateralized by equipment............................................     --            200
$2,100 term note payable in monthly installments of $22 plus interest at prime plus
 1/2% (8% at December 31, 1993); collateralized by the property, plant and equipment
 of the Company; repaid during 1994.................................................      1,391     --
Borrowings under line of credit, interest payable monthly at prime (6.25% at
 December 31, 1993); borrowings available at December 31, 1994 of $300..............        250     --
                                                                                      ---------  ---------
                                                                                          2,840      3,113
Less current portion................................................................       (543)      (600)
                                                                                      ---------  ---------
                                                                                      $   2,297  $   2,513
                                                                                      ---------  ---------
                                                                                      ---------  ---------

    Maturities of long-term debt as of December 31, 1994 are as follows:

                                                                                                  1994
                                                                                                ---------
1995..........................................................................................  $     600
1996..........................................................................................        642
1997..........................................................................................        676
1998..........................................................................................        297
Thereafter....................................................................................        898
                                                                                                ---------
                                                                                                $   3,113
                                                                                                ---------
                                                                                                ---------

5.  THRIFT AND PROFIT SHARING PLAN

    The Company  sponsors a  Thrift and  Profit Sharing  Plan (the  Plan)  under
Section 401(k) of the Internal Revenue Code. The Plan allows employees to defer up to 8% of their income on a pre-tax basis through voluntary contributions to the Plan. In accordance with the provisions of the Plan, the Company can contribute 25% of the employees' basic contribution. The Company contributed to the Plan approximately $23 and $28 for the year ended December 31, 1993 and 1994, respectively.

                             PALM COAST DATA, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6.  COMMITMENTS
    Various equipment purchase agreements are entered into in the normal course of business. At December 31, 1994 the Company had commitments to purchase equipment for approximately $125, for which deposits had been paid of $21.

7.  SUPPLEMENTAL CASH FLOW DISCLOSURES
    Noncash transactions and supplemental cash flow activity is summarized as follows:


                                                                 YEARS ENDED
                                                                 DECEMBER 31
                                                             --------------------
                                                               1993       1994
                                                             ---------  ---------

Noncash transactions:
  Note payable issued to refinance debt....................  $  --      $   1,704
  Note payable issued for equipment........................        322        236
  Capital lease issued for equipment.......................      1,377        106
Cash paid during the period for:
  Interest.................................................        270        320


8.  SUBSEQUENT EVENT (UNAUDITED)

    On May 1, 1995 the Company sold its operations and substantially all of its assets to DIMAC Corporation.

                            PALM COAST DATA, LTD.

              UNAUDITED STATEMENTS OF INCOME AND RETAINED EARNINGS
                            (DOLLARS IN THOUSANDS)

                                        FOUR MONTHS
                                           ENDED
                                          APRIL 30
                                     ------------------
                                      1994        1995
                                     ------      ------
                                         (UNAUDITED)
Revenue                              $3,912      $5,198
Operating expenses                    2,657       3,027
General and administrative expenses     909       1,023
                                     ------      ------
Income from operations                  346       1,148
Other income (expense):
  Interest income                         1           5
  Interest expense                     (102)        (94)
  Other expense                         --         (349)
                                     ------      ------
                                       (101)       (438)
                                     ------      ------
Net income                              245         710
Retained earnings, beginning of
 period                                 769       1,709
Distributions to partners               (50)       (300)
                                     ------      ------
Retained earnings, end of period     $  964      $2,119
                                     ------      ------
                                     ------      ------

                            PALM COAST DATA, LTD.

                      UNAUDITED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                        FOUR MONTHS ENDED
                                                            APRIL 30
                                                        -----------------
                                                         1994       1995
                                                        ------     ------
                                                            (UNAUDITED)
OPERATING ACTIVITIES
Net income                                              $  245     $  710
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization expense                    326        153
  Changes in net assets and liabilities:
    Accounts receivable                                   (414)       288
    Prepaid expenses                                       (42)        54
    Other assets                                           (48)       438
    Accounts payable                                       439        171
    Accrued liabilities                                    605         31
                                                        ------     ------
                                                           867      1,135
                                                        ------     ------
Net cash provided by operating activities                1,112      1,845
INVESTING ACTIVITIES
Purchase of property, plant and equipment                 (431)      (560)
                                                        ------     ------
Net cash used in investing activities                     (431)      (560)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                   439        385
Principal payments on long-term debt                      (362)      (184)
Principal payments on capital lease obligations           (135)      (117)
Distributions to partners                                  (50)      (300)
                                                        ------     ------
Net cash used in financing activities                     (108)      (216)
                                                        ------     ------
Net (decrease) increase in cash and cash equivalents       573      1,067
Cash and cash equivalents, beginning of period               7        231
                                                        ------     ------
Cash and cash equivalents, end of period                $  580     $1,298
                                                        ------     ------
                                                        ------     ------

                           PALM COAST DATA, LTD.

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           (dollars in thousands)

          Four Months ended April 30, 1994 and 1995 (Unaudited)

NOTE A. BASIS OF PRESENTATION

     The financial statements include the accounts of Palm Coast Data, Ltd. (the Company), a limited partnership organized in the State of Florida and operating in Palm Coast, Florida. The Company is engaged in the business of providing a full range of subscription fulfillment and support services to various media publications.

     The unaudited financial statements reflect all adjustments of a normal recurring nature necessary, in the opinion of management, for the fair presentation of the results of operations and the cash flows for the interim periods presented.

NOTE B. SUBSEQUENT EVENT

     On May 1, 1995 the Company sold its operations and substantially all of its assets to DIMAC Corporation.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
The Direct Marketing Group, Inc.

    We have audited the accompanying balance sheets of The Direct Marketing Group, Inc. at December 31, 1992 and 1993, and the related statement of operations, cash flows and stockholders' (deficiency) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Direct Marketing Group, Inc. at December 31, 1992 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Notes 1, 5 and 14 to the financial statements, on May 31, 1994, the Company sold its business and substantially all of its assets in a transaction approved by both the Company's shareholders and IBJ Schroder Bank and Trust Company (the "Bank"), its principal secured creditor and a significant Company shareholder. Prior to the May 31, 1994 sale, the Company was in default of certain covenants of its indebtedness to the Bank.

    As discussed in the notes to the financial statements, the Company has entered into significant transactions with stockholders and other related parties on a basis agreed to among the parties.

                                          Leslie Sufrin and Company, P.C.

New York, New York
May 31, 1994, except for Note 14(e)
which date is June 29, 1994

                        THE DIRECT MARKETING GROUP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                            ASSETS

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1992       1993
                                                                           ---------  ---------

Current assets:
  Cash and cash equivalents..............................................  $   2,225  $     767
  Trade receivables, less allowance for doubtful accounts of $108 in 1992
   and $75 in 1993.......................................................      2,830      2,932
  Inventory -- work-in-process...........................................        793        375
  Prepaid postage........................................................         91         40
  Other current assets...................................................        156        160
                                                                           ---------  ---------
    Total current assets.................................................      6,125      4,274

Property, equipment and leasehold improvements:
  Machinery and equipment................................................      5,182      5,567
  Furniture and fixtures.................................................      1,147      1,153
  Leasehold improvements.................................................        453        453
  Data processing software...............................................        158        234
                                                                           ---------  ---------
                                                                               6,940      7,407
Less accumulated depreciation............................................     (5,745)    (6,230)
                                                                           ---------  ---------
                                                                               1,195      1,177

  Affiliates receivables.................................................        510        504
  Other non-current assets...............................................        261        249

Intangible assets:
  Goodwill                                                                        50         50
  Debt issuance costs....................................................        366        366
                                                                           ---------  ---------
                                                                                 416        416
  Less accumulated amortization..........................................        (36)      (114)
                                                                           ---------  ---------
                                                                                 380        302
                                                                           ---------  ---------
                                                                           $   8,471  $   6,506
                                                                           ---------  ---------
                                                                           ---------  ---------

                            See accompanying notes.

                        THE DIRECT MARKETING GROUP, INC.
                           BALANCE SHEETS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                           LIABILITIES AND STOCKHOLDERS DEFICIENCY

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1992       1993
                                                                         ---------  ---------

Current liabilities:
  Accounts payable.....................................................  $   1,524  $   1,462
  Advances from customers..............................................      2,488      1,319
  Bank overdraft.......................................................        566        210
Accrued liabilities:
  Compensation.........................................................        199        294
  Interest.............................................................         59         53
  Other................................................................      1,644        778
Industrial Development Revenue Bonds...................................        273     --
ESOT debt-current......................................................        525      3,300
Bank loans-current.....................................................     --          9,535
Due to stockholder.....................................................        120         60
Capital lease obligations..............................................         96        186
                                                                         ---------  ---------
  Total current liabilities............................................      7,494     17,197
ESOT debt..............................................................      3,475     --
Bank loans.............................................................      8,235     --
Capital lease obligations..............................................        158        326
Deferred rent benefit..................................................        300        140
Due to stockholder.....................................................         70     --
                                                                         ---------  ---------
  Total liabilities....................................................     19,732     17,663

Commitments and contingencies (Note 13)
Stockholders' deficiency:
  Common stock: Authorized and issued 600,000 shares, $0.01 par
   value...............................................................          6          6
  Additional paid-in capital...........................................      1,094      1,094
  Accumulated (deficit)................................................     (5,949)    (6,540)
                                                                         ---------  ---------
                                                                            (4,849)    (5,440)
  Treasury stock, at cost, 36,493.83 shares in 1992 and 36,728.58
   shares in 1993......................................................     (2,412)    (2,417)
  ESOT loan contra account.............................................     (4,000)    (3,300)
                                                                         ---------  ---------
    Total stockholders' deficiency.....................................    (11,261)   (11,157)
                                                                         ---------  ---------
                                                                         $   8,471  $   6,506
                                                                         ---------  ---------
                                                                         ---------  ---------

                            See accompanying notes.

                        THE DIRECT MARKETING GROUP, INC.
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31
                                                                                             --------------------
                                                                                               1992       1993
                                                                                             ---------  ---------
Sales......................................................................................  $  17,760  $  16,020
Cost of sales..............................................................................     11,619     10,482
Gross profit...............................................................................      6,141      5,538
Operating expenses:
  Sales expenses...........................................................................      2,271      2,276
  General and administrative...............................................................      2,424      2,412
  Other general expenses...................................................................         21         78
                                                                                             ---------  ---------
                                                                                                 4,716      4,766
                                                                                             ---------  ---------
Income from operations.....................................................................      1,425        772
Other expense..............................................................................      2,400     --
Interest expense...........................................................................        894        683
                                                                                             ---------  ---------
Income (loss) before ESOT principal payments and benefit (provision) for income taxes......     (1,869)        89
ESOT principal payments....................................................................      2,000        700
Income (loss) before income taxes..........................................................     (3,869)      (611)
Benefit (provision) for income taxes.......................................................        (15)        20
                                                                                             ---------  ---------
Net income (loss)..........................................................................  $  (3,884) $    (591)
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                            See accompanying notes.

                        THE DIRECT MARKETING GROUP, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                     YEARS ENDED DECEMBER 31, 1992 AND 1993
                             (DOLLARS IN THOUSANDS)

                                            NUMBER OF SHARES
                                         ----------------------                 ADDITIONAL                            ESOT DEBT
                                          COMMON     TREASURY                     PAID-IN    ACCUMULATED   TREASURY    CONTRA
                                           STOCK       STOCK     COMMON STOCK     CAPITAL     (DEFICIT)      STOCK     ACCOUNT
                                         ---------  -----------  -------------  -----------  ------------  ---------  ---------
Balance -- December 31, 1991...........    530,543    69,457.00    $       5     $   1,394    $   (2,065)  $    (216) $  (8,325)
Repurchase of treasury shares..........     --         8,639.78       --            --            --            (170)    --
Issuance of shares, including
 reissuance of 3,993 shares from
 treasury..............................     69,457   (73,450.00)           1          (300)       --             299     --
Net loss -- 1992.......................     --          --            --            --            (3,884)     --         --
Reduction in ESOT debt, contra
 account...............................     --          --            --            --            --          --          2,000
Assumption of ESOT debt by the Company
 and related acquisition of treasury
 share.................................     --        31,847.05       --            --            --          (2,325)     2,325
                                                                          --
                                         ---------  -----------                 -----------  ------------  ---------  ---------
Balance -- December 31, 1992...........    600,000    36,493.83            6         1,094        (5,949)     (2,412)    (4,000)
Repurchase of treasury shares..........     --           234.75       --            --            --              (5)    --
Net loss -- 1993.......................     --          --            --            --              (591)     --         --
Reduction in ESOT debt, contra
 account...............................     --          --            --            --            --          --            700
                                                                          --
                                         ---------  -----------                 -----------  ------------  ---------  ---------
Balance -- December 31, 1993...........    600,000    36,728.58    $       6     $   1,094    $   (6,540)  $  (2,417) $  (3,300)
                                                                          --
                                                                          --
                                         ---------  -----------                 -----------  ------------  ---------  ---------
                                         ---------  -----------                 -----------  ------------  ---------  ---------


                                           TOTAL
                                         ---------
Balance -- December 31, 1991...........  $  (9,207)
Repurchase of treasury shares..........       (170)
Issuance of shares, including
 reissuance of 3,993 shares from
 treasury..............................     --
Net loss -- 1992.......................     (3,884)
Reduction in ESOT debt, contra
 account...............................      2,000
Assumption of ESOT debt by the Company
 and related acquisition of treasury
 share.................................     --

                                         ---------
Balance -- December 31, 1992...........    (11,261)
Repurchase of treasury shares..........         (5)
Net loss -- 1993.......................       (591)
Reduction in ESOT debt, contra
 account...............................        700

                                         ---------
Balance -- December 31, 1993...........  $ (11,157)

                                         ---------
                                         ---------

                            See accompanying notes.

                        THE DIRECT MARKETING GROUP, INC.
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                              YEARS ENDED DECEMBER
                                                                                                      31,
                                                                                              --------------------
                                                                                                1992       1993
                                                                                              ---------  ---------
OPERATING ACTIVITIES
  Net income (loss).........................................................................  $  (3,884) $    (591)
  Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
    Reduction in ESOT debt contra account...................................................      2,000        700
    Reserve for affiliates receivables......................................................      1,915     --
    Depreciation expense....................................................................        555        485
    Amortization expense....................................................................         21         78
    Write-off of ESOT restructuring costs...................................................        289     --
    Bad debt expense........................................................................         48        (33)
    Deferred rent expense...................................................................        350       (135)
  Changes in net assets and liabilities:
    Accounts receivables....................................................................       (415)       (69)
    Inventories and postage.................................................................       (739)       469
    Other assets............................................................................        115          8
    Accounts payable........................................................................        113        (62)
    Advances from customers.................................................................      1,835     (1,169)
    Bank overdraft..........................................................................        519       (356)
    Accrued liabilities.....................................................................        (58)      (774)
    Deferred rent...........................................................................     --            (28)
                                                                                              ---------  ---------
      Net cash provided by (used in) operating activities...................................      2,664     (1,477)
                                                                                              ---------  ---------
INVESTING ACTIVITIES
  Repayment of affiliates receivables.......................................................      2,200     --
  Advances to affiliates....................................................................       (706)         6
  Capital expenditures......................................................................        (50)      (112)
                                                                                              ---------  ---------
      Net cash provided by (used in) investing activities...................................      1,444       (106)
                                                                                              ---------  ---------
FINANCING ACTIVITIES
  Repayment of Industrial Development Revenue Bond..........................................     --           (273)
  Increase (decrease) in due to stockholder.................................................          5       (130)
  Proceeds from bank loans..................................................................        660      1,300
  Repayment of ESOT debt....................................................................     (2,000)      (700)
  Payment of bank refinancing costs.........................................................       (367)    --
  Payment on capital lease obligations......................................................        (83)       (97)
  Repurchase of Treasury shares.............................................................       (170)        (5)
                                                                                              ---------  ---------
      Net cash provided by (used in) financing activities...................................     (1,955)        95
                                                                                              ---------  ---------
Net increase (decrease) in cash and cash equivalents........................................      2,153     (1,488)
Cash and cash equivalents -- beginning of period............................................        102      2,255
                                                                                              ---------  ---------
Cash and cash equivalents -- end of period..................................................  $   2,255  $     767
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                        THE DIRECT MARKETING GROUP, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                           YEARS ENDED DECEMBER
                                                                                   31,
                                                                           --------------------
                                                                             1992       1993
Supplemental schedule of cash flows:                                       ---------  ---------
  Cash paid during the for:
    Interest.............................................................    $890       $689
    Income taxes.........................................................    $  2       $  3

Supplemental schedule of non-cash financing activities:

    In 1992, the Company assumed $2,325 of the ESOT debt on behalf of the ESOP, and acquired 31,847.05 shares of treasury stock.

    In 1992, accrued interest payable of $535 on the ESOT debt was converted to a bank loan.

    In 1992, advances to affiliates of $220 was repaid when a security deposit for the Farmingdale facility, advanced by the principal stockholder on behalf of the Company, was applied against unpaid rent.

    Capital lease obligations of $355 were incurred in 1993, when the Company entered into leases for machinery and equipment.

                        THE DIRECT MARKETING GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

                     YEARS ENDED DECEMBER 31, 1992 AND 1993

1.  BASIS OF PRESENTATION
    The Direct Marketing Group, Inc. (the "Company") provides creative, printing and mailing services.

    On April 22, 1994, the Company and DIMAC Direct Inc. ("DDI") signed a letter of intent whereby DDI agreed to purchase substantially all of the assets of the Company for $9,220 (subject to a working capital adjustment as defined) and to assume certain of its liabilities. On May 12, 1994, the Company and DDI signed a definitive purchase agreement; such purchase transaction closed on May 31, 1994 (See Note 14).

    As mentioned in the accompanying notes, the Company has entered into significant transactions with stockholders and other related parties on a basis agreed to among the parties.

    Certain reclassifications have been made to the accompanying financial statements to conform to the DDI financial statement presentation.

2.  SIGNIFICANT ACCOUNTING POLICIES
    REVENUE RECOGNITION

    All revenues, direct costs and related profits for specific customers are recognized when the projects completed.

    Direct costs associated with work-in-progress are deferred and reflected as inventory until the projects are completed. Progress billings to customers for jobs-in-process are classified as advances from customers and are deferred until the projects are completed.

    CASH AND CASH EQUIVALENTS

    The Company considers all bank money market accounts and other investments with a maturity of three months or less to be cash equivalents.

    The Company maintains a majority of its cash balances with two financial institutions. The Federal Deposit Insurance Corporation insures balances up to $100. At various times throughout the year, the Company's balance at each financial institution exceeded this limit. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

    DEPRECIATION AND AMORTIZATION

    (a) Furniture and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives (principally 5-10 years). Leasehold improvements are recorded at cost and are amortized over the lesser of their estimated useful lies or lease terms. Expenditures for renewals and improvements which extend the useful lives of assets are capitalized, while maintenance and repairs are charged to operations as incurred.

    (b) Financing costs associated with Industrial Development Revenue Bonds were amortized on a straight-line basis over the terms of the bonds and have been fully amortized (See Note 4). Refinancing costs of the ESOT loan (See Note
5) were amortized on a straight-line basis over the term of the loan, and were fully written off at the time of the September 1992 restructuring. Fees associated with the September 1992 restructuring of the bank and ESOT debt are being amortized over the term of the restructured Bank and ESOT debt (See Note
5) and they will be written off in 1994, upon the closing of the transaction discussed in Note 14.

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Taxable income (loss) for income tax purposes differs from that for financial statement purposes principally due to timing differences such as reserves for affiliates receivables, repayment of principal and interest on ESOT debt, depreciation, certain accrued expenses and in 1992 only, the accumulated accrual to cash basis difference as of February 9, 1989 when the Company ceased to be treated as an S Corporation.

    In 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," which requires the use of the asset and liability approach for financial accounting and reporting for income taxes. As permitted by SFAS 109, the financial statements for 1992 have not been restated. In 1993, deferred income taxes have been provided, net of a valuation allowance for realization based on the difference between the financial statement and income tax basis of assets and liabilities using statutory tax rates in effect.

3.  AFFILIATES RECEIVABLES
    The principal stockholder of the Company is also the principal stockholder of certain other entities in related business enterprises. Advances made by the Company to these enterprises, as well as to the principal stockholder, have been classified as affiliates receivables. In 1992, certain general and administrative expenses were allocated to these affiliates based upon mutual agreement of the parties.

    (a) Due from Response Communications, Inc. ("RCI"), a corporation wholly-owned by the principal stockholder of the Company, consists of the working capital advances and corporate overhead charges allocated on a basis agreed upon by the parties, as well as the cost of the acquisition of rights to computer software developed by CDSSI (another company wholly owned by the principal stockholder). The Company had previously advanced funds to CDSSI for the development of this software. In 1992, the principal stockholder, on behalf of the RCI, repaid $2,200 of the working capital advances and corporate overhead charges. Furthermore, in 1992, the operations of RCI were substantially discontinued and the Company will be unable to recover any portion of its receivable from RCI remaining at December 31, 1992. Accordingly, in 1992, the Company fully reserved $1,915 for this receivable in the accompanying financial statements (See Note 10).

    (b) The Company has made non-interest bearing advances to its principal stockholder. In 1992, a portion of such advances were repaid, when a security deposit for the Farmingdale facility, advanced by the principal stockholder on behalf of the Company, was applied against unpaid rent (See Note 7). At December 31, 1992 and 1993, due from the principal stockholder was $510 and $504, respectively.

4.  INDUSTRIAL DEVELOPMENT REVENUE BONDS
    In July 1985, IBJ Schroder Bank and Trust Co. (the "Bank") purchased from the Suffolk County Industrial Development Agency a $1,500 bond. The proceeds of the bond were used for construction and renovation of the Company's facility in Farmingdale, New York along with the purchase and installation of machinery and equipment. The bond bore interest at 69 percent of the prime rate (6 percent at December 31, 1992), payable semi-annually, along with semi-annual sinking fund payments of $136 until its redemption. Repayment of the principal thereon due January 1, 1992 and July 1, 1992 was deferred with the agreement of the Bank, until December 31, 1992, and was repaid on January 7, 1993. The agreements provided for commitment fees to be paid to the Bank of 1 percent per annum, payable quarterly in advance. In 1992, interest expense and commitment fees of approximately $12 were incurred.

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5.  BANK LOANS AND ESOT DEBT
    Bank loans and ESOT debt consisted of:

                                                                                      DECEMBER 31,
                                                                                  ---------------------
                                                                                    1992        1993
                                                                                  ---------  ----------
ESOT debt (a)...................................................................  $   4,000  $    3,300
Working capital line (b)........................................................      1,875       3,300
Term loan A (c).................................................................      2,610       2,785
Term loan B (c).................................................................      2,250       2,250
Term loan D (d).................................................................      1,500       1,500
                                                                                  ---------  ----------
Total bank loans and ESOT debt..................................................     12,235      12,835
Bank loans and ESOT debt -- current.............................................       (525)    (12,835)
                                                                                  ---------  ----------
Bank loans and ESOT debt -- non-current.........................................  $  11,710  $   --
                                                                                  ---------  ----------
                                                                                  ---------  ----------

    The Company, RCI (a related party), the ESOT Plan, the principal stockholder and the Bank entered into agreements dated as of September 30, 1992, which restructured all of the Bank's then outstanding debt of the Company, the principal stockholder and the ESOT. As part of the restructuring, the principal stockholder repaid $2,000 of the ESOT debt on behalf of the Company and the Company assumed $2,325 of ESOT debt, along with unpaid ESOT interest of $535. In addition, as part of the restructuring, the Bank forgave a $1,000 loan made to RCI. The restructuring resulted in the reduction of the ESOT debt from $8,325 to $4,000 and an increase in the Company's overall bank indebtedness by $575.

    The restructured ESOT debt is jointly and severally guaranteed by the Company and on a limited basis, by the principal stockholder. All bank debt is secured by a first security interest in all of the Company's assets, and the principal stockholder also guarantees the Bank debt on a limited basis. The guarantee of the principal stockholder is limited to the value of such stockholder's investments held by the Bank in a trust account, along with all dividends and capital gain or other distributions thereon, plus all of the principal stockholder's stock in RCI and all of his shares of Company stock (203,950) at December 31, 1992 and 1993. In addition, the unallocated shares of the ESOT (54,791 and 40,141 shares, respectively), at December 31, 1992 and 1993, are pledged as collateral for the ESOT debt.

    In addition, as part of the restructuring, the Bank acquired 73,500 shares and 106,500 shares in the Company from the Company and its principal stockholder, respectively, for an aggregate 180,000 shares in the Company. Since, at the time of the restructure, the Company's authorized shares were limited to 600,000, the Company could not issue to the Bank the full number of shares it initially agreed to provide the Bank. The principal stockholder made up for this shortfall by temporarily transferring to the Bank additional shares (the "Additional Shares") over and above the shares he had initially agreed to provide the Bank. It was the intent of the Company to increase the number of authorized shares from 600,000 to 2,000,000 and issue, to the Bank, an additional 102,067 shares. Upon this additional share issuance, the Additional Shares would be returned by the Bank to the principal stockholder and the Company and the principal stockholder would have provided 25 percent and 5 percent respectively of the Bank's original 20 percent ownership. In 1993, the principal stockholder agreed to permanently transfer the 71,477 shares he had initially temporarily transferred to the Bank. Accordingly the Company will not increase the number of its authorized shares. No gain on the 1992 restructuring has been recognized in the accompanying financial statements since the repayment of principal and interest on the ESOT debt and other bank loans, as restructured, equals the carrying among of debt prior to restructuring.

    The Agreement covering the stock issuance to the Bank also provided for the Bank to transfer shares annually, to the Company, within 10 days of the Company's satisfaction of its annual financial reporting requirements, as set forth in the Restructuring Agreement, provided the Company is not in default of any
                                      68

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5.  BANK LOANS AND ESOT DEBT (CONTINUED)
provision of the Restructuring Agreement. An aggregate of 36,000 shares can be transferred to the Company if the authorized number of shares remains at 600,000, and 42,120 shares can be transferred if the authorized shares are increased to 2,000,000. The Company did not earnback shares of incentive stock in 1992 or 1993 as it was in default of certain provisions of the Restructuring Agreement.

    In addition, the Company, provided it has not defaulted under any provision of the Restructuring Agreement or any other Loan Agreement, has the option to acquire all of the Bank's shares at option prices which increase from $11.34 per share in 1992 to $29.17 per share in 1997, based upon 600,000 shares authorized. Such option was not exercised at December 31, 1992, or 1993.

    The Bank Restructuring Agreement contains limitations on indebtedness, ownership, permitted investments, certain financial ratio tests, and a borrowing base test related to its working capital line [See Note 5(b). At December 31, 1992 and 1993, the Company was not and continues to not be in compliance with certain convenants (See Note 5(b)). The Bank waived such defaults on July 6, 1993, and again on August 19, 1993 and October 29, 1993. This later forbearance letter (the "Forbearance Agreement") expired on November 15, 1993, after which date the Company and the Bank continued to further renegotiate and amend the Bank Restructuring Agreement. On May 2, 1994, the Company and the Bank executed a letter agreement whereby the Bank extended the Forbearance Agreement, pending completion of the matters discussed in Note 14, as well as rendering its consent to such transaction. Further, the Bank and the Company agreed that such letter agreement will neither waive or impair the Bank's rights or remedies pursuant to the Forbearance Agreement and the Restructuring Agreement, nor constitute a waiver of default, unless such defaults are cured in accordance with the Restructuring Agreement. Accordingly, the bank loans and ESOT debt have been classified as a current liability at December 31, 1993.

    (a) ESOT DEBT -- The ESOT debt, which had previously been refinanced in 1990, was again restructured in September 1992. The restructured ESOT debt is payable in 17 quarterly installments of $175 beginning April 1, 1993 and a final payment of $1,025 on July 1, 1997, the maturity date of the loan. Interest on the restructured ESOT debt is at the Bank's base rate (6 percent at December 31, 1992 and 1993). Interest expense on the ESOT debt was $495 and $227 in 1992 and 1993, respectively, and payable monthly in arrears. The Company and the principal stockholder (to a limited extent) are guarantors of the ESOT loan and the unallocated shares sold to the ESOT also collateralize the loan. In addition, the stock of RCI and certain marketable securities owned by the principal stockholder, collateralize the loan.

    (b) WORKING CAPITAL LINE -- The revolving credit facility was comprised of a $1,000 demand revolver note and a $2,750 fixed date revolver maturing on December 31, 1992. The revolving credit facility bore interest at prime and was guaranteed by the principal stockholder and cross collateralized with the ESOT loan. (See Note 5(a)). As part of the September 1992 restructuring, the working capital line (also referred to as Term Loan C) was reduced to $1,875 and the balance of the line outstanding at the time of restructuring ($5,825) was converted to term loans. The working capital line, as restructured, is for the Company's working capital needs and has a borrowing base of 80 percent of eligible accounts receivable. The first amendment to the restructuring agreement dated as of January 1, 1993 increased the working capital line by $300 to $2,175. In February 1993, the Company drew down $175 of the additional line. On May 21, 1993, in connection with the renegotiation of the lease on the Farmingdale facility (See Note 7), the Bank paid, on the Company's behalf, $650 to the landlord, as evidenced by a promissory note secured on a limited basis, by the principal stockholder. The promissory note was initially due June 19, 1993, however, repayment was further extended by the Bank until September 17,
1993.   In  August 1993, the Bank made an additional working capital advance of
$300, repayment of which was required on September 17, 1993. The September 17, 1993 scheduled repayments, which in the aggregate were $950, were not made. The Forbearance Agreement further extended repayment through November 15, 1993; however, the required repayments were not made and the Company is in default.

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5.  BANK LOANS AND ESOT DEBT (CONTINUED)
    In addition, the Company and the Bank have agreed that the above working capital commitment could be increased by $147 to provide additional funding should either a bank letter of credit for the benefit of the landlord of the Company's Farmingdale facility and a commitment to issue a letter of credit for the benefit of JAB Madison Associates be drawn upon (See Notes 5(e) and 7). The overline borrowings are guaranteed, on a limited basis, by the principal stockholder and are not subject to the borrowing base. The working capital line and the overline bear interest at prime (6 percent at December 31, 1993 and 1992), payable monthly.

    (c) TERM LOANS A AND B -- Term loans A and B were established to refinance a portion of existing Bank debt. On October 1, 1993, the Bank increased Term Loan A by $175, the proceeds of which were used to fund the October 1, 1993 ESOT principal payment. The entire principal balance is due on July 1, 1997, except for the October 1, 1993 addition, for which repayment is required on October 1, 1994. If the Company is unable to fully pay the interest on Term Loan B, the Bank may use certain funds of the principal stockholder held in the Bank's custody, to satisfy any interest payment shortfall on behalf of the Company. Term Loan A bears interest at prime (6 percent at December 31, 1993 and 1992), payable monthly. Term Loan B bears interest at Libor plus .60 percent, payable monthly.

    (d) TERM LOAN D -- Term Loan D was established to refinance a portion of existing debt and its entire principal balance is due July 1, 1997. Prepayments are required if, starting April 1, 1993, cash flows exceeds certain predetermined amounts. No such prepayment was required as of April 1, 1994 or 1993. Term Loan D is non-interest bearing. For financial statement purposes, no interest has been imputed as the restructuring was considered a modification of terms. Interest will, however, be imputed for income tax purposes.

    (e) In May of 1993, as part of the lease renegotiation (See Note 7(a)), a bank letter of credit for $147 was issued to the landlord of the Farmingdale facility, in lieu of a security deposit. Such letter of credit will reduce to $73.5 on June 30, 1996 and will terminate on July 31, 1996. The letter of credit can only be drawn on if the Company defaults on its rental payments. Should the bank letter of credit be drawn on, it will be due in two equal installments on June 30, 1996 and July 31, 1996.

    In April 1993, as part of the agreement reach with JAB Madison Associates (See Note 7(c)), the Bank has a commitment to issue a bank letter of credit for approximately $91. Drawings on the bank letter of credit may only be made in the event the Company does not pay the rent on its former New York City office facility by the tenth day of the calendar month. Any drawings under such bank letter of credit agreement will reduce the amounts otherwise available for borrowing by the Company pursuant to its working capital line of credit.

6.  CAPITAL LEASE OBLIGATIONS
    The capital lease obligations consisted of:

                                                                                             DECEMBER 31,
                                                                                         --------------------
                                                                                           1992       1993
                                                                                         ---------  ---------
Office equipment (a)...................................................................  $       3  $     126
Machinery and equipment (b)............................................................        251        386
                                                                                         ---------  ---------
Total capital lease obligation.........................................................        254        512
Capital lease obligation -- current....................................................        (96)      (186)
                                                                                         ---------  ---------
Capital lease obligation -- non-current................................................  $     158  $     326
                                                                                         ---------  ---------
                                                                                         ---------  ---------

------------------------

(a) The Company has leased office equipment and recorded the related capitalized lease obligations based upon the present value of future lease payments. The leases are payable in equal monthly installments including interest.

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

6.  CAPITAL LEASE OBLIGATIONS (CONTINUED)
(b) The Company has leased machinery and equipment and recorded the related capitalized lease obligation based upon the present value of future lease payments. The various leases are payable in equal monthly installments including interest.

    The present value of the net minimum lease payments (including interest rates ranging from 10 percent to 28 percent, through expiration) are 512 with annual maturities of:

YEAR                                                                 AMOUNT
-----------------------------------------------------------------  -----------
1994.............................................................   $     186
1995.............................................................         155
1996.............................................................          82
1997.............................................................          58
1998.............................................................          31
                                                                        -----
                                                                    $     512
                                                                        -----
                                                                        -----

7.  DEFERRED RENT
    Deferred rent consisted of:

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1992       1993
                                                                              ---------  ---------
Deferred rent on:
  Farmingdale facility (a)..................................................  $     337  $     213
  New York City -- present facility (b).....................................         34         33
  New York City -- former facility (c)......................................         91         63
                                                                              ---------  ---------
  Total deferred rent.......................................................        462        309
  Deferred rent -- current..................................................       (162)      (169)
                                                                              ---------  ---------
  Deferred rent -- noncurrent...............................................  $     300  $     140
                                                                              ---------  ---------
                                                                              ---------  ---------

    The current portion of deferred rent is included in accrued liabilities on the accompanying balance sheet.

------------------------

(a) In July 1991, the Company commenced negotiations with the landlord of this facility, in which the principal stockholder holds a 9.9 percent partnership interest, to renegotiate the terms of its lease. While these negotiations were in process, the Company had withheld rent payments of approximately $1,200, which had been required pursuant to the terms of the original lease. In addition, the landlord had applied a $220 security deposit advanced by the principal stockholder to reduce the amount of unpaid rent. In May of 1993, the lease was renegotiated whereby the fixed-minimum annual rental payments, exclusive of escalation and real estate taxes were reduced from $825 to $720 with an expiration in July 1995. Although the lease term was shortened by three and one half years, the Company obtained an option to renew its new lease for a two and one half year period at a similar annual cost of $720 per annum. In addition, the landlord agreed to accept a payment of $650 to both settle all rent arrearages and to restructure the remaining lease term as indicated above. The benefit of the rent abatement of approximately $550 is being recorded, on a straight-line basis, beginning in July 1991 and continuing throughout the lease term, as renegotiated. In connection with the renegotiated lease, a bank letter of credit for $147 was issued (See Notes 5(e), 13 and 14).

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

7.  DEFERRED RENT (CONTINUED)
(b) In June 1992, the Company relocated its New York City office to another facility. Deferred rent on this facility represented the effect of scheduled rent increases and three months free rent, both of which are being amortized over the 46 month term of the lease.

(c) Simultaneous with the Company's relocation of its New York City office facility, the Company subleased most of its former New York City facility. In April of 1993, the Company reached an agreement with the landlord which effectively reduced the rent on the remaining space to 50 percent of the original lease commitment, and granted the landlord the right to rent this space. In 1992, the Company recorded a provision of approximately $91 which represents the present value of the reduced rent payments through the expiration of the lease in January of 1996. In Connection with the agreement, an undrawn bank letter of credit was issued for approximately $91 (See Notes 5(e), 13 and 14).

8.  DUE TO STOCKHOLDER
    The stockholder loan, which is subordinate to the ESOT and bank loans, bears interest at the brokers prevailing margin account rate (8 percent and 7.75 percent, at December 31, 1992 and 1993, respectively), payable monthly. The loan was due starting May 1, 1992 with the first installment of $15 and the remainder due in equal monthly installments of $10 until repaid in November of 1993. In addition, the Company has agreed to repurchase, from the stockholder, 4,290 shares of common stock held by the stockholder as part of the ESOT for $80 in eight monthly installments of $10 each, commencing with the completion of the final payment due on the loan. Such shares have been reflected as treasury stock, to be formally released to the Company upon final repayment. Such final repayment was made in May 1994.

9.  ESOT AND PROFIT-SHARING PLANS
    (a) On February 9, 1989, the stockholders of the Company sold 147,250 shares of the Company's common stock to The Direct Marketing Group, Inc. Employee Stock Ownership Trust ("ESOT"). The ESOT plan ("ESOP") covers all eligible employees of the Company and has received a favorable determination letter dated April 21, 1989, under Sections 401(a) and 4975(e) of the Internal Revenue Code. Each employee is eligible to participate in the ESOP on the first allocation date (December 31) following employment, provided the employee is at least 21 years of age and was credited with 1,000 hours of service during the ESOP year then ended. Employer contributions are paid for each plan year in amounts as determined by the Board of Directors; contributions may be paid in cash or in shares of Company stock. The assets of the ESOP are invested in Company stock. The net operating results of the plan year are determined on the allocation date and are allocated to each participant's account, as set forth in the ESOP trust agreement. Participants are 20 percent vested in the ESOP after three years of service, such vesting, increasing by 20 percent annually, until full vesting is achieved after seven years of service. At the option of the Company, administrative expenses of the ESOP may either be paid for by the Company, or charged to and paid out of the ESOP assets. Concurrent with the transaction discussed in Note 14(a), the Company plans to terminate the ESOP and make a cash distribution to participants as discussed in Note 14(d).

    (b) The Company had a qualified, non-contributory profit-sharing plan covering all employees who met certain eligibility requirements as to age and length of service. On June 28, 1990, the profit sharing plan was terminated and merged with the ESOP. The employees vested interest in the stock so purchased is their respective vested interest in the merged profit sharing plan at the date of merger. Additional vesting conforms to the terms of the ESOP. The net assets of the profit sharing plan of $1,286 were used to purchase 55,543 additional shares of the Company's common stock, based upon an independent valuation performed as of June 28, 1990.

    (c) In June 1992, the Company repurchased 3,993 shares of common stock held by stockholders who left the Company prior to July 1, 1991 for $83. In September 1992, the Company acquired 31,847.05 shares of

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

9.  ESOT AND PROFIT-SHARING PLANS (CONTINUED)
stock from the ESOT when it assumed $2,325 of ESOT debt (see Note 5). The 1992 financial statements have been restated to reflect the acquisition of these shares as treasury stock. In December 1992, the Company repurchased 356.78 shares of common stock from stockholders who retired from the Company in 1992, for $7. In 1993, the Company repurchased 234.75 shares of common stock held by stockholders who retired from the Company in 1993 for $5.

10. OTHER EXPENSE
    Other expense for the year ended December 31, 1992 was comprised of:

                                                            YEAR ENDED
                                                         DECEMBER 31, 1993
                                                         -----------------
Provision for affiliates receivables (a)...............      $   1,915
New York City office relocation (b)....................            196
Write-off of refinancing costs (c).....................            289
                                                               -------
                                                             $   2,400
                                                               -------
                                                               -------

------------------------

(a) As discussed in Note 3(a), in 1992, the operations of RCI, a Company owned by the principal stockholder of the Company, were substantially discontinued and it was determined that the Company will be unable to recover any portion of the remaining unpaid receivable. Accordingly, in 1992, the Company fully reserved for this receivable.

(b) The Company relocated its New York City office facility and incurred $196 associated with this move, including the write-off of leasehold improvements of $43 at its former facility, the accrual of rent at its former facility through the expiration of its lease of $91 (see Note 7(c)), and other moving costs of $62.

(c) Refinancing costs of the ESOT loan (see Note 5) were written-off at the time of the September 1992 restructuring.

11. INCOME TAXES
    During 1993, the Company adopted SFAS 109, which requires the use of an asset and liability approach for financial accounting and reporting of income taxes. Accordingly, deferred tax assets and liabilities for the expected future tax consequences (exclusive of changes in tax law or rates) are recognized in the financial statements. If it is more than likely that a portion of a deferred tax asset will not be realized, a valuation allowance is established. As permitted by SFAS 109, the financial statements for 1992 have not been restated. Because of a 100 percent valuation allowance which was established upon adoption of SFAS 109, the Company determined that there is not cumulative effect on prior year's results of operations due to the

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

10. OTHER EXPENSE (CONTINUED)
adoption of SFAS 109. In 1992, the Company accounted for income taxes using APB 11. The 1992 provision related solely to state and local income taxes, predominantly the New York City alternative minimum tax. The income tax benefit consists of:

                                                                                          YEAR ENDED
                                                                                       DECEMBER 31, 1993
                                                                                       -----------------
Current taxes:
  Federal............................................................................      $  --
  State..............................................................................             20
                                                                                             -------
    Total current benefit (provision)................................................             20
                                                                                             -------
Deferred taxes:
  Federal............................................................................          2,540
  State..............................................................................            380
                                                                                             -------
  Total deferred.....................................................................          2,920
  Less valuation allowance...........................................................         (2,920)
                                                                                             -------
  Net deferred.......................................................................         --
                                                                                             -------
    Total tax benefit (provision)....................................................      $      20
                                                                                             -------
                                                                                             -------
Significant components of the gross deferred tax assets are as follows
Deferred tax assets:
  Affiliate receivable reserves......................................................      $   2,083
  Net operating loss and investment tax credit carryforwards.........................            495
  Other, net.........................................................................            342
                                                                                             -------
Total gross deferred tax assets......................................................      $   2,920
                                                                                             -------
                                                                                             -------

    A valuation allowance for the deferred tax asset has been provided, as realization of such asset is not assured, without considering the gain on sale of the Company's assets and partial elimination of bank indebtedness which is not an acceptable tax planning strategy. The valuation allowance will be reversed in 1994 upon completion of the sale. (See Note 14).

    At December 31, 1993, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1,020, expiring in years 2005 through 2007. In addition, the Company had investment tax credits of approximately $87 which expire at various dates throughout the year 2000.

12. MAJOR CUSTOMERS
    (a) The Company provides creative, printing and mailing services to customers in various industries. The Company requires advance payment for postage and periodically evaluates the credit worthiness of its customers. Sales to 3 customers in 1993 and 2 customers in 1992, each of whom were individually at least 10 percent of sales, aggregated 34 percent and 21 percent of sales in 1993 and 1992, respectively. Accounts receivable from these customers were $661 and $433 at December 31, 1992 and 1993, respectively.

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


13. COMMITMENTS AND CONTINGENCIES
    (a) The Company is committed for three facility leases with minimum annual rental commitments, excluding normal escalation clauses as follows:

                                        FORMER OFFICE- NEW  CURRENT OFFICE-
                                              YORK             NEW YORK       FARMINGDALE    TOTAL
                                        -----------------  -----------------  -----------  ---------
1994..................................      $      32          $     145       $     720   $     897
1995..................................             32                158             420         610
1996..................................              3                 55          --              58
                                                  ---              -----      -----------  ---------
                                            $      67          $     358       $   1,140   $   1,565
                                                  ---              -----      -----------  ---------
                                                  ---              -----      -----------  ---------

    In addition to the minimum annual rental commitments, the leases contain provisions for additional payments to reflect increases in property taxes and operating expenses. For the years ended December 31, 1992 and 1993 rental expenses, net of sublease income were approximately $1,172 and $771, respectively. In connection with the leases on its former New York office facility and its Farmingdale location, the Company has two undrawn bank letter of credit agreements for approximately $91 and $147, respectively (see Note 5(e), 7 and 14).

    (b) Simultaneous with the bank restructuring agreement, the Company entered into an employment agreement with the principal stockholder, which expires in 1997. Upon termination prior to December 21, 1994, the principal stockholder is entitled to a severance payment (see Note 14).

    (c) In July 1993, the Company entered into an employment agreement to employ a President for a term commencing on August 1, 1993 and terminating on July 31, 1996, unless otherwise terminated or extended. Upon termination, the President is entitled to a severance payment (see Note 14).

    (d) A participant in the ESOP and former Profit Sharing Plan of the Company has asserted a claim against the sponsor of the plan and its assets and Trustee relating to (i) the propriety of the merger of the plans (see Note 9), (ii) requesting restitution be made to all Profit Sharing Plan participants, for return of original plan account balance at the time of merger, along with interest thereon from the date of merger, and (iii) indicates intent to request the Department of Labor and Internal Revenue Service to conduct an investigation regarding the propriety of the merger and possible breach of fiduciary responsibilities. Management and counsel can not yet determine the impact of this uncertainty to the Company. Accordingly, no provision for any liability which might result from this claim has been made in the accompanying financial statements.

    (e) In August of 1992, the Company was notified by the New York State Department of Taxation and Finance, that a law judge has concluded that purchases of mailing lists were exempt from use tax as a purchase for resale. Accordingly, the sales and use tax audit for the period March 1, 1976 through February 28, 1979 resulted in no adjustments. A sales and use tax audit is pending for the period subsequent to February 28, 1979. In the opinion of management and counsel, such audit will not have a material adverse effect to the Company's accumulated deficiency.

14. SUBSEQUENT EVENTS
    (a) On April 22, 1994, the Company and DDI signed a letter of intent whereby DDI agreed to purchase substantially all of the assets of the Company for $9,220, and to assume the liabilities of the Company, except for the ESOT debt, bank loans and other non-assumed liabilities, as defined. On May 12, 1994, the Company and DDI signed a definitive purchase agreement, whereby both parities agreed to use

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


14. SUBSEQUENT EVENTS (CONTINUED)
their best efforts to close the purchase transaction (the "Transaction") by May 31, 1994. On May 26, 1994, the DMG stockholders voted to approve the Transaction. The purchase price is subject to a working capital adjustment, as defined in the asset purchase agreement.

    Upon closing of the Transaction, the principal stockholder and the President of the Company will terminate their employment with the Company and receive payments which will settle the compensation and termination of employment obligations pursuant to their employment agreements with the Company (see Note 13(b) and Note 13(c)). Simultaneously, each will enter into a four-year non-compete agreement with DDI whereby they may be entitled to additional contingent payments from DDI (see Note 14(c)). In addition, two key executives of the Company will enter into non-solicitation agreements with DDI, each of whom may be entitled to contingent payments from DDI (see Note 14(c)).

    The cash proceeds from this Transaction will be used by the Company as follows:

Partial repayment of ESOT debt and bank loans..............................  $   7,658
Cash contribution to ESOT..................................................        900
Severance payments.........................................................        562
Reserve for certain liabilities to be retained by the Company..............        100
                                                                             ---------
                                                                             $   9,220
                                                                             ---------
                                                                             ---------

    On April 29, 1994, the Company and the Bank entered into a letter agreement (the "Consent") whereby the Bank consented to the Transaction. Pursuant to the Consent, the Bank agreed to:

        (i) Sell to the Company all of the shares of the Company stock held by the Bank for an amount not to exceed the greater of $10 or the book value of such shares as at December 31, 1993;

        (ii) Terminate its liens on the assets of the Company and the ESOP, and the obligations of the principal stockholder of the Company, except for $1,450 of the principal stockholder's collateral maintained in a bank trust account;

       (iii) Terminate its letter of credit agreements for the benefit of the landlord of the Company's Farmingdale facility and JAB Madison Associates (see Notes 7 and 13(a)).

    Pursuant to the Consent, the Company agreed to:

       (iv) Along with the principal stockholder, indemnity and hold the Bank harmless from any liability or expense arising from any threatened litigation or asserted claim under federal securities law or other statute pursuant to its role as a lender, except with respect to claims arising out of gross negligence or misconduct on the part of the Bank; and provided that the principal stockholder will have no liability to the indemnification in excess of $175 and for claims occurring four years after closing of the transaction;

        (v) Furnish the ESOT trustee and the Bank with a fairness opinion as to the transaction, from a nationally recognized expert;

       (vi) Notify the Bank of all events of default which occurred and were waived by the Forbearance Agreement, along with additional defaults;

       (vii) Provide evidence at the closing of the transaction, that all liabilities of the Company and the ESOP, including contingencies have either been satisfied or assumed by DIMAC. In addition, the Company will establish a cash reserve of $100 to provide for such contingencies;

      (viii)   Assume  the  Bank's  professional   fees  of  approximately  $41,
    associated with the transaction.

                        THE DIRECT MARKETING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

14. SUBSEQUENT EVENTS (CONTINUED)
    (b) In connection with the Transaction, the Company and the Bank will enter into an agreement whereby the Bank will accept an aggregate of $9,325 in full satisfaction of the ESOT debt and bank loans which were $12,835 at December 31, 1993 and $12,659 at April 1, 1994, respectively. Accordingly, in 1994 upon closing of the Transaction, the Company will realize a financial statement gain of $3,335 on the forgiveness of debt, along with a gain equal to the excess of the cash purchase price and liabilities assumed over the assets acquired. The Bank will receive cash of $8,025 ($7,658 from the cash proceeds of the Transaction and $367 from the Company) at the time of closing of the Transaction and may receive from DDI, contingent consideration of up to $1,300 (which will be credited against certain contingent consideration obligations owned as described below) for granting its consent to consummate the Transaction.

    Pursuant to the terms of the Transaction between the Company and the Bank, DDI has agreed to pay contingent consideration to certain individuals previously associated with the Company over a four year calendar period, commencing with the calendar year ending December 31, 1994. For the calendar years ending December 31, 1994, 1995 and 1996, respectively, total contingent consideration will equal 2%, 5% and 10%, respectively, of the difference of the product of 5.5 multiplied by EBITDA of DDI's New York division (as defined in the agreements granting such contingent consideration) for such calendar year MINUS the DDI equity investment in DMG (as defined in the agreements granting such contingent consideration), in each case MINUS any prior contingent consideration payments. For the calendar year ending December 31, 1997, a total contingent consideration shall be equal to 20% of the difference of the product of 5.5 multiplied by EBITDA of DDI's New York division (as defined in the agreements granting such contingent consideration) for the calendar year 1996 MINUS any prior contingent consideration payments. The consideration payable to certain of these individuals will be reduced by the amount of contingent consideration payable to the Bank, as described in Note 14(b).

    (c) The Company is obligated to pay a fee of $200 to its investment advisor at the time of closing of the transaction.

    (d) Contemporaneous with the closing of the Transaction, the Company terminated the ESOP and made a $900 cash contribution to the ESOT. Subsequent to the closing, the ESOT will offer to distribute the cash to the ESOP participants based upon their respective vested portion of the ESOP shares (130,534 shares) which had been allocated to participants.

    (e) In June 1994, a minority stockholder of the Company, filed a complaint in the Supreme Court of New York against the Company, certain officers of the Company and the Bank. The minority stockholder alleges that the Transaction made no provision for the purchase and redemption of his shares of stock, and requested the attachment of $300 from the proceeds of the transaction, as payment for his shares of stock, along with punitive damages of $50. In addition, the minority stockholder has filed an election pursuant to Section 623 of the New York Business Corporation Law, to receive payment for the fair value of his shares pursuant to an independent appraisal.

    The Company's counsel has answered the complaint, indicating the Company's opposition on the grounds that the complaint is moot, since the Transaction closed and the assets were distributed on May 31, 1994, prior to the filing of the complaint. In the opinion of the Company's counsel, the minority stockholder's election for appraisal pursuant to Section 623 is an adequate remedy of law, to determine the amount, if any, of compensation the minority stockholder is entitled to. Such appraisal, however, has not yet been completed. The Company and its counsel are unable to determine the impact, if any, which might result from this claim. Accordingly, no provision has been made for this claim in the accompanying financial statements.